UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DIADEXUS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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349 Oyster Point Boulevard

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 29, 2014

NOTICE HEREBY IS GIVEN that the 2014 Annual Meeting of Stockholders of diaDexus, Inc. will be held at 349 Oyster Point Boulevard, South San Francisco, CA 94080, on Thursday, May 29, 2014, at 1:00 p.m., local time, for the following purposes:

1.	Electing the seven director nominees named in the attached Proxy Statement;

2.

Approving a series of alternate amendments to the Company’s Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock, whereby each outstanding 3, 4, 5, 6, 7 or 8 shares would be converted and changed into one share of common stock, and for any such reverse stock split determined by the Board of Directors, a reduction in the number of authorized shares of the Company’s common stock from 100,000,000 to 50,000,000;

3.	Approving an increase in the number of authorized shares reserved for issuance under the 2012 Equity Incentive Award Plan by 4,000,000 shares, prior to giving effect to any reverse stock split;

4.	Ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	Such other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 31, 2014 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. This Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card are being provided to stockholders beginning on or about April 16, 2014.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote in person at the Annual Meeting or vote by proxy over the telephone, through the Internet or by completing and mailing the proxy card that may be delivered to you. Voting by proxy will ensure your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person. Please read the enclosed information carefully before voting.

By Order of the Board of Directors.

/s/ Brian E. Ward, Ph.D.

Brian E. Ward, Ph.D.

President & Chief Executive Officer

South San Francisco, CA

April     , 2014

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting To Be Held on May 29, 2014:

The Proxy Statement and our Annual Report on Form 10-K

for the year ended December 31, 2013 are available at http://investors.diadexus.com/annuals.cfm.

PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR OVER THE INTERNET OR COMPLETE, EXECUTE, DATE AND RETURN THE PROXY CARD THAT MAY BE MAILED TO YOU AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1
GENERAL INFORMATION ABOUT VOTING	1
Record Date	1
Quorum	1
Cost of Solicitation	2
Broker Voting	2
Required Vote	2
How to Vote	3
Revocability of Proxies	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
PROPOSAL 1 — ELECTION OF DIRECTORS	7
Nominees	7
Director Independence	7
Board Leadership Structure	7
Directors	8
Executive Officers	11
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS	12
The Board’s Role in Risk Oversight	12
The Audit Committee	12
The Compensation Committee	13
The Nominating and Corporate Governance Committee	13
Nomination of Directors	13
Director Criteria and Diversity	14
Communications with the Board of Directors	14
Code of Conduct	15
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	16
Discussion of Executive Compensation	16
Summary Compensation Table	23
Narrative to Summary Compensation Table	23
Potential Payments Upon Termination or Change in Control	25
Outstanding Equity Awards at Fiscal 2013 Year End Table	25
Director Compensation	26
Narrative to Director Compensation Table	26
Equity Compensation Plan Information	27
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
PROPOSAL 2 — AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND A REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK	29
PROPOSAL 3 — AMENDMENT TO THE 2012 EQUITY INCENTIVE AWARD PLAN	35
PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	45
AUDIT COMMITTEE REPORT	47
STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	48
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K	48
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	48
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING	49

DIADEXUS, INC.

349 Oyster Point Boulevard

South San Francisco, CA 94080

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 29, 2014

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are providing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at the 2014 Annual Meeting of Stockholders (“Annual Meeting”) and at any adjournment or postponement thereof. The Annual Meeting will be held at 349 Oyster Point Boulevard, South San Francisco, CA 94080, on Thursday, May 29, 2014, at 1:00 p.m., local time.

On July 28, 2010, VaxGen, Inc., a Delaware corporation, closed a merger transaction (the “Merger”) with diaDexus, Inc., a privately held Delaware corporation (“Old diaDexus”). On November 1, 2010, VaxGen, Inc., the surviving entity of the merger, changed its name to diaDexus, Inc. pursuant to a merger effected under Section 253 of the Delaware General Corporation Law. When used in this Proxy Statement, the terms “Company,” “we,” “us,” “our” and “diaDexus” refer to the renamed diaDexus, Inc. (formerly known as VaxGen, Inc.). “Old diaDexus” refers to the former diaDexus, Inc., a privately held Delaware corporation, that existed prior to the Merger.

In accordance with Securities and Exchange Commission (“SEC”) rules, this year we have elected to provide access to our proxy materials for the Annual Meeting over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) and have provided you with the ability to access the proxy materials on the website referred to in the Notice. You may also request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 16, 2014. We may send you a proxy card, along with a second Notice, on or after April 26, 2014.

GENERAL INFORMATION ABOUT VOTING

Record Date

Only holders of record of our Common Stock as of the close of business on the record date, March 31, 2014, will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at diaDexus, Inc., 349 Oyster Point Boulevard, South San Francisco, CA 94080 for a period of ten days prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting. As of March 31, 2014, 54,814,385 shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding.

Quorum

Each share of our Common Stock entitles the holder of record thereof to one vote. No other securities are entitled to be voted at the Annual Meeting. Each stockholder may vote in person or by proxy on all matters that properly come before the Annual Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of voting at the Annual Meeting. Properly executed proxies marked “ABSTAIN” or “WITHHOLD AUTHORITY,” as well as broker non-votes (as long as there is a “discretionary” item on the ballot), will be counted as “present” for purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Cost of Solicitation

The Company will bear all expenses of this solicitation, including the cost of preparing and, if applicable, mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock that have requested paper copies.

Broker Voting

Brokers holding shares of record in “street name” for a client have the discretionary authority to vote on some matters if they do not receive instructions from the client regarding how the client wants the shares voted at least ten days before the date of the Annual Meeting. When a broker does not have discretion to vote on a particular matter and the client has not given timely instructions on how the broker should vote, a broker non-vote results. Any broker non-vote will be counted as present at the Annual Meeting for purposes of determining a quorum.

Brokers do not have discretion to vote in the election of directors (Proposal 1), on the series of alternate amendments to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split (Proposal 2) or on the increase in the number of authorized shares reserved for issuance under the 2012 Equity Incentive Award Plan (Proposal 3). As a result, if your shares are held by your broker in “street name” and you do not provide your broker with instructions about how your shares should be voted on these proposals, your shares will not be voted on Proposal 1, Proposal 2 or Proposal 3, resulting in a broker non-vote on those proposals. Please instruct your broker how to vote on these proposals. The proposal to ratify the appointment of our independent registered public accounting firm (Proposal 4) is considered to be a “discretionary” matter on which brokers will be permitted to vote, in their discretion, on behalf of clients who have not furnished voting instructions at least ten days before the date of the Annual Meeting.

Required Vote

Proposal 1

In voting with regard to the proposal to elect directors, you may vote for all nominees, withhold your vote as to all nominees or vote in favor of or withhold your vote as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and our Amended and Restated Bylaws and is a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote at the Annual Meeting, provided a quorum is present. Neither withheld votes nor broker non-votes will have any effect on the election of directors.

Proposal 2

In voting with regard to the proposal to approve a series of amendments to the Company’s Restated Certificate of Incorporation to effect a reverse stock split, you may vote for the proposal or against the proposal, or you may abstain from voting. The vote required to approve Proposal 2 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote on the proposal. As a result, abstentions and broker non-votes will have the same effect as votes against this proposal. If stockholder approval is received for this proposal, the Board will have the sole discretion, until the 2015 Annual Meeting, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares — 3, 4, 5, 6, 7 or 8 — of Common Stock that will be combined into one share of Common Stock.

Proposal 3

In voting with regard to the proposal amend the 2012 Equity Incentive Award Plan (the “2012 Plan”) to increase the number of authorized shares reserved for issuance under the 2012 Plan, you may vote for the proposal or against the proposal or you may abstain from voting. The vote required to approve Proposal 3 is governed by Delaware law and our Amended and Restated Bylaws and is the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the Annual Meeting, provided a quorum is present. An abstention will have the same effect as a vote against this proposal. Broker non-votes will have no effect.

Proposal 4

In voting with regard to the proposal to ratify the audit committee’s appointment of the independent registered public accounting firm, you may vote for the proposal, against the proposal or abstain from voting. The vote required to approve Proposal 4 is governed by Delaware law and our Amended and Restated Bylaws and is the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the Annual Meeting, provided a quorum is present. An abstention will have the same effect as a vote against this proposal. Because brokers have discretionary authority to vote on Proposal 4, we do not expect any broker non-votes in connection with Proposal 4.

How to Vote

Our Board is soliciting your proxy in connection with the Annual Meeting and any postponement or adjournment thereof. If you vote by proxy, your shares will be voted as directed on all matters properly coming before the Annual Meeting for a vote. For Proposal 1, you may vote “FOR” or you may elect to “WITHHOLD AUTHORITY.” For Proposals 2, 3 and 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Where specific choices are not indicated by a valid proxy, the shares represented by such proxies will be voted: (1) FOR ALL the nominees for director named in this Proxy Statement; (2) FOR the series of proposed amendments to the Company’s Restated Certificate of Incorporation, as amended, that would effect a reverse stock split of all outstanding shares of the Company’s Common Stock and, reduce the number of authorized shares of the Company’s Common Stock; (3) FOR an increase in the number of authorized shares reserved for issuance under the 2012 Plan; (4) FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and (5) in accordance with the best judgment of the persons named in the proxy, or their substitutes, for any other matters that properly come before the Annual Meeting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 28, 2014 to be counted.

•

To vote through the Internet, go to www.investorvote.com/DDXS to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on May 28, 2014 to be counted.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, your broker or nominee will be able to vote your shares on Proposal 4, but will not be able to vote your shares on Proposals 1, 2 or 3, resulting in a broker non-vote on those proposals.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Revocability of Proxies

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to diaDexus, Inc., 349 Oyster Point Boulevard, South San Francisco, CA 94080, Attn: Jean-Frédéric Viret.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of March 31, 2014 for:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to the securities. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock that the person has the right to acquire beneficial ownership of within 60 days of March 31, 2014, but those shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage of beneficial ownership is based on 54,814,385 shares of Common Stock outstanding as of March 31, 2014.

Unless otherwise indicated, the address of each individual listed below is c/o diaDexus, Inc., 349 Oyster Point Boulevard, South San Francisco, CA 94080.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Number of Shares that May Be Acquired Within 60 Days	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Felix J. Baker & Julian C. Baker (1) 667 Madison Avenue New York, NY 10021	6,625,625	—	6,625,625	12.09%

Leap Tide Capital Management, Inc. & Jan Loeb (2) 10451 Mill Run Circle, Suite 400 Owings Mills, MD 21117	5,083,174	—	5,083,174	9.27%

GlaxoSmithKline plc (3) 980 Great West Road Brentford, Middlesex TW8 9GS England	3,663,507	—	3,663,507	6.68%

GROW Partners, LLC (4) 600 West Broadway, Suite 930 San Diego, CA 92101	3,259,600	—	3,259,600	5.95%
Directors and Named Executive Officers:
Karen Drexler		210,000	210,000	*
Andrew Galligan		210,000	210,000	*
Adeoye Y. Olukotun M.D.		45,000	45,000	*
James P. Panek	19,178	340,000	359,178	*
Charles W. Patrick		230,000	230,000	*
Lori F. Rafield, Ph.D.		345,000	345,000	*
R. Michael Richey	111,542	618,249	729,791	1.32%
Jean-Frédéric Viret, Ph.D.	2,540	593,710	596,250	1.08%
Brian E. Ward, Ph.D.	110,000	1,104,166	1,214,166	2.17%
Emi Zychlinsky, Ph.D.	22,500	627,083	649,583	1.17%
All directors and current executive officers as a group (10 persons)	265,760	4,323,208	4,588,968	7.76%

*	Represents beneficial ownership of less than one percent of the outstanding shares of Common Stock.
(1)

Based upon a Schedule 13G/A filed with the SEC on February 14, 2014 by Felix J. Baker and Julian C. Baker. Felix J. Baker and Julian C. Baker may be deemed to have beneficial ownership of the 2,178,460 shares of Common Stock held by 667, L.P., the 4,314,414 shares of Common Stock held by Baker Brothers Life Sciences, L.P. and the 132,751 shares of Common Stock held by 14159, L.P., in each case by virtue of their ownership of entities that have the power to control the investment decisions of the listed entities. Felix J. Baker and Julian C. Baker each disclaim beneficial ownership of the securities reported except to the extent of their pecuniary interest, if any, therein.

(2)

Based upon a Schedule 13G/A filed with the SEC on March 25, 2011 by Leap Tide Capital Management, Inc. and Jan Loeb. Jan Loeb is the President and a member of the board of directors of Leap Tide Capital Management, Inc.

(3)	Based upon a Schedule 13G filed with the SEC on August 5, 2010 by GlaxoSmithKline plc. The shares of Common Stock are held by GlaxoSmithKline LLC, a wholly owned subsidiary of GlaxoSmithKline plc.
(4)	Based upon a Schedule 13G filed with the SEC on February 3, 2014 by GROW Partners, LLC and Carl M. Wiese.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

Our Board currently consists of seven members: Karen Drexler, Andrew Galligan, Adeoye Y. Olukotun, James P. Panek, Charles W. Patrick, Lori F. Rafield and Brian E. Ward. The Board has nominated each of the current members for election as directors at the 2014 Annual Meeting. If elected as a director at the Annual Meeting, each of the nominees will serve and hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees, allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors or fill the position.

The Board unanimously recommends that the stockholders vote “FOR ALL” on Proposal No. 1 to elect Karen Drexler, Andrew Galligan, Adeoye Y. Olukotun, James P. Panek, Charles W. Patrick, Lori F. Rafield and Brian E. Ward as directors to serve and hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Director Independence

The Board uses the definition of independence from the listing standards of The NASDAQ Stock Market to assess independence of our directors, although our Common Stock is not listed on NASDAQ. The NASDAQ independence criteria include various objective standards and a subjective test. A member of the Board is not considered independent under the objective standards if, for example, he or she has been employed by the Company at any time during the past three years or he or she has accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the past three years. For example, the Board has determined that Dr. Ward is not independent because he is currently employed by the Company and Mr. Panek is not independent because he was employed by the Company for periods in 2010 and 2011. The subjective test requires that each independent director not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and the subjective test is made in the context of the objective standards. In making its independence determinations, the Board generally considers commercial, financial services, charitable, and other transactions and other relationships between the Company and each director and his or her family members and affiliated entities. Based on its review, the Board has determined that each of the Company’s directors, except for Dr. Ward and Mr. Panek, are independent as defined by NASDAQ Stock Market listing standards.

Board Leadership Structure

The Company separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. The Board believes separating the roles of Chief Executive Officer and Chairman of the Board is in the best interests of the stockholders and the Company because it provides the appropriate balance between strategy development and oversight and accountability of management. However, no single leadership model is appropriate for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models might be appropriate. The Company’s Amended and Restated Bylaws allow for the Chief Executive Officer and Chairman of the Board positions to be held by the same individual. Accordingly, the Board plans to periodically review its leadership structure.

Directors

Set forth below is certain biographical information as of March 31, 2014 regarding our nominees for director (all of whom are current directors).

Name	Age	Title
Karen Drexler (2)	54	Director (Nominee for Director)
Andrew Galligan (1)	57	Director (Nominee for Director)
Adeoye Y. Olukotun (2)(3)	69	Director (Nominee for Director)
James P. Panek (1)	60	Director (Nominee for Director)
Charles W. Patrick (1)(3)	59	Director (Nominee for Director)
Lori F. Rafield (2)(3)	59	Chairman of the Board of Directors (Nominee for Director)
Brian E. Ward	61	Director, Chief Executive Officer & President (Nominee for Director)

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Karen Drexler. Karen Drexler has served as a director of the Company since November 2010. Since February 2010, Ms. Drexler has served as President and a director of Medivoce, Inc., a private company focused on patient instructional materials. Ms. Drexler has also been an advisor to nVision, a privately held medical device and diagnostics company, since January 2011, Fertility PlanIt, a social network for people trying to build families, since January 2012, and an advisor to CVAC Systems, Inc., a privately held producer of a health and wellness device, since May 2007. Since February 2011, Ms. Drexler has served as Chairman of the board of directors of Hygieia, Inc., a private company developing technology to improve the management of diabetes. Since June 2008, Ms. Drexler has been Chairman of the board of directors of CellScape Corp., a privately owned prenatal diagnostics company that Ms. Drexler co-founded; she was named as Executive Chairman in January 2013. From February 2004 to May 2011, she served as a director and as a strategy consultant for OrSense Ltd., a private company focused on noninvasive patient monitoring. From April 2006 to July 2010, Ms. Drexler served as a consultant to Palo Alto Research Center, where she provided strategic guidance on partnering with healthcare-related businesses. Ms. Drexler was also formerly the President and Chief Executive Officer of Amira Medical Inc., a private company focused on minimally invasive glucose monitoring technology, from 1996 until it was sold to Roche Holding AG in 2001. Ms. Drexler holds a B.S.E. in Chemical Engineering from Princeton University and an M.B.A. from Stanford University Graduate School of Business.

Ms. Drexler has been chosen to serve on the Board due to her entrepreneurial experience and her background in strategic planning for companies in the medical diagnostics and medical device industries.

Andrew Galligan. Andrew Galligan has served as a director of the Company since November 2010. Since June 2010, Mr. Galligan has served as the Vice President Finance and Chief Financial Officer for Nevro Corp., a privately owned medical device company. From 2009 to 2010, he served as the Vice President Finance and Chief Financial Officer for Ooma, Inc., a privately owned consumer electronics manufacturer and voice-over-IP service provider. From 2007 to 2008, he served as the Vice President Finance and Chief Financial Officer for Reliant Technologies, Inc. a privately owned medical device company. From 2003 to 2007, he served as the Vice President Finance and Chief Financial Officer of Metrika, Inc., a privately owned medical diagnostics company. Mr. Galligan has over 30 years of experience in financial reporting and accounting, at both public and private companies. Mr. Galligan holds an Honors Business Studies Degree from Trinity College at Dublin University and is a Fellow of the Institute of Chartered Accountants in Ireland.

Mr. Galligan has been chosen to serve on the Board due to his extensive experience with financial strategy, accounting and financial reporting at private and public companies, many of which are in the life sciences industry.

Adeoye Y. Olukotun. Dr. Olukotun has served as a director of the Company since July 2013. Dr. Olukotun is a board certified cardiologist and has served as vice-chairman of CardioVax, LLC, a company that seeks to advance technologies in the treatment of cardiovascular disease caused by atherosclerosis, since January 2013. From January 2008 to January 2013, he was chief executive officer of CardioVax, LLC. From September 2004 to December 2008, Dr. Olukotun was a co-founder and chief medical officer at VIA Pharmaceuticals, Inc., a biotechnology company focused on the treatment of cardiovascular and metabolic diseases. Prior to that, he was the chief medical officer and senior vice president of clinical and regulatory affairs at Esperion Therapeutics, Inc., a cardiovascular drug development company, until its acquisition by Pfizer, from July 2001 to April 2004. Dr. Olukotun founded CR Strategies, LLC, a clinical research and development consulting firm and served as its chief executive officer from March 2000 to December 2003. From 1996 to 2000, Dr. Olukotun was vice president of medical and regulatory affairs and chief medical officer of Mallinckrodt, Inc., a global pharmaceutical company. Dr. Olukotun holds a B.A. degree in chemistry from the University of North Carolina, a M.D. degree from Albert Einstein College of Medicine and a M.P.H. degree from Harvard University School of Public Health. He trained in cardiovascular diseases and did his fellowship at Mayo Clinic in Rochester, Minnesota. He is a member of the board of directors of the publicly traded biotechnology company Nordion, Inc. (TSX: NDN) (NYSE: NDX). He was previously a board member of two publicly traded biotechnology companies, BioClinica, Inc. from 2005 to 2013 and Icagen, Inc. from 2008 to 2012.

Dr. Olukotun has been chosen to serve on the Board due to his education as a medical doctor and extensive experience in manufacturing and product development and with the FDA, including submitting New Drug Applications, Premarket Authorization Applications and 510(k) Applications.

James P. Panek. James P. Panek has served as a director of the Company since January 2007, and served as the Company’s Interim President and Chief Executive Officer from July 2011 to September 2011. He also served as the President of the Company from January 2007 to July 2010, Principal Financial Officer from May 2008 to July 2010, Chief Executive Officer from January 2007 to January 2009, Executive Vice President from September 2006 to December 2006 and Senior Vice President, Manufacturing Operations from February 2002 to August 2006. From 2002 to 2006, Mr. Panek also served as the Co-Chief Executive Officer and Chairman of Celltrion, Inc., where Mr. Panek was responsible for all technical matters of the Korean joint venture established to develop manufacturing capability for the large-scale production of human biopharmaceutical products. From 1982 to 2001, Mr. Panek served in various capacities with Genentech, including Senior Vice President, Product Operations, and Vice President, Manufacturing, Engineering and Facilities, where he led the development of the world’s largest biotechnology manufacturing facility and was responsible for all operations involved in supplying products for preclinical, clinical, and commercial use. Mr. Panek led the development of manufacturing facilities that enabled FDA approval and launch of recombinant products to treat pediatric growth hormone deficiency, non-Hodgkin’s lymphoma and breast cancer. Prior to joining Genentech, Mr. Panek spent six years with Eli Lilly in a variety of engineering and development positions. Mr. Panek received a B.S. and an M.S. in Chemical Engineering from the University of Michigan.

Mr. Panek has been chosen to serve on the Board due to his extensive experience in operations, engineering, manufacturing and product development.

Charles W. Patrick. Charles W. Patrick has served as a director of the Company since the consummation of the Merger on July 28, 2010, and prior to that time served as a director of Old diaDexus beginning in February 2007. Since 2000, Mr. Patrick has served as Principal of Patrick Consulting, a management consulting firm that helps diagnostic and technology companies develop sales, marketing and distribution strategies. From 2002 to 2011, Mr. Patrick served as the President and co-owner of ADS Golf, Inc., a golf equipment supplier. From 1990 to 2000, Mr. Patrick served as Vice President of Sales and Marketing for Biosite Diagnostics, Inc. (“Biosite”), a medical diagnostics company. Prior to his time at Biosite, Mr. Patrick served as World Wide Group Marketing Manager and held several other sales and marketing positions over a 13 year period for the Diagnostics Division of Abbott Laboratories, Inc. Since January 2006, Mr. Patrick has served as a member of the board of directors for OraSure Technologies, Inc., a public medical device and medical/consumer diagnostics company, where he is currently a member of the audit committee and the nominating and corporate governance committee. Mr. Patrick received a B.A. in Communications/Journalism from the University of Central Florida.

Mr. Patrick has been chosen to serve on the Board due to his medical diagnostics industry experience and experience in sales, marketing and distribution. In addition, his service on the board of directors of another public company, OraSure Technologies, Inc., provides us with an important perspective on corporate governance matters.

Lori F. Rafield, Ph.D. Lori Rafield has served as a director of the Company since May 2008 and as Chairman of the Board since July 2010. Since 2006, Dr. Rafield has been the Chief Executive Officer and owner of LFR Advisors, Inc., a consulting company, where she has served as a consultant to both the biotechnology and medical device industries, working with entrepreneurs to create and finance companies with both institutional and strategic partners. From 1998 to 2005, Dr. Rafield was Managing Director at Apax Partners (formerly Patricof & Co. Ventures), where she was the head of healthcare and responsible for developing a diversified healthcare investment strategy for a $250 million healthcare portfolio within a $1 billion fund. While at Apax Partners, she was predominantly focused on the creation of therapeutic product companies from pharmaceutical assets and resources which led to investments in Zymogenetics (Novo Nordisk), Affymax (GlaxoSmithKline) and Aerovance (Bayer). From 1995 to 1997, she was an investment Principal at Robertson Stephens Early Stage Venture Fund and an Affiliate at Institutional Venture Partners from 1991 to 1995. Dr. Rafield held scientific research and management positions at Somatix Therapy Corp. from 1989 to 1991 and at Integrated Genetics, Inc. from 1986 to 1989, where she directed molecular biology efforts in the development and expression of recombinant proteins. Dr. Rafield received a B.S. from Penn State and a Ph.D. in Microbiology from the University of Virginia Medical School, and was a Postdoctoral Fellow at Harvard Medical School.

Dr. Rafield has been chosen to serve on the Board because of her entrepreneurial and finance experience, her research and management experience at Somatix Therapy Corp. and Integrated Genetics, Inc., and her experience as a consultant in the biotechnology and device industries.

Brian E. Ward, Ph.D. Brian Ward has served as President and Chief Executive Officer of the Company since September 2011 and a director since May 2011. Dr. Ward also served as the Company’s interim Chief Operating Officer from July 2011 to September 2011. Dr. Ward served as a senior advisor to On-Q-ity Inc., a private oncology diagnostics company, from March 2011 to September 2011, and served as its Chief Operating Officer from September 2010 until March 2011. Prior to that, Dr. Ward served as On-Q-ity’s Executive Vice President from May 2008, in which capacity he had primary responsibility for the research and development process. Since March 2008, Dr. Ward has also served as President of Advantage Genomics LLC, a private company that provides strategic and tactical consulting services to biotechnology organizations, with particular emphasis on personalized medicine diagnostics. From February 2007 to February 2008, Dr. Ward served as Senior Vice President, Development at Genomic Health, Inc., a public company focused on genomic-based oncology diagnostics, in which capacity he was responsible for the overall management of all product development activities. From 1996 to 2006, Dr. Ward served in various capacities at Myriad Genetics, Inc., a public molecular diagnostic company, most recently as its Senior Vice President, Medical Genetic Services from October 2005 to September 2006 and as its Senior Vice President, Operations from January 2002 to October 2005. Dr. Ward received a B.S. in Zoology from the University of Wisconsin and an M.S. in Human Genetics and a Ph.D. in Biochemistry, Biophysics, and Genetics from the University of Colorado Health Sciences Center.

Dr. Ward has been chosen to serve on the Board because of his extensive operational and research and development experience in the medical diagnostics industry.

Executive Officers

The following is certain biographical information as of March 31, 2014 for our executive officers not discussed above:

Name	Age	Title
R. Michael Richey	61	Chief Business Officer
Jean-Frédéric Viret	48	Chief Financial Officer
Emi Zychlinsky	58	Executive Vice President and Chief Technical Officer

R. Michael Richey. R. Michael Richey has served as the Company’s Chief Business Officer since October 2011. From 2005 to March 2011, Mr. Richey served as Chief Business Officer and President of Tethys Bioscience, Inc., a privately held medical diagnostics company, where he was responsible for medical and regulatory affairs, product development, and laboratory and commercial operations. Since 2003, Mr. Richey has also served as principal of Halteres Associates, LLC, a private consulting firm with whom he provides consulting services to biotechnology, genomics and diagnostics companies with respect to their research and development, licensing, business and marketing strategies. Mr. Richey received a B.S. in Laboratory Technology from the University of Oklahoma in Norman.

Jean-Frédéric Viret, Ph.D. Jean-Frédéric Viret has served as the Company’s Chief Financial Officer since February 2012. Previously, Dr. Viret was Chief Financial Officer at XDx, Inc., a privately held molecular diagnostics company, from December 2009 to January 2012. From March 2009 to December 2009, Dr. Viret served as the President of JV Consulting, a private consulting firm that provided accounting, public company compliance and other financial consulting services to technology companies. Prior to that time, Dr. Viret served in various capacities at Anesiva, Inc. (previously known as Corgentech Inc.), a public biopharmaceutical company, most recently as a finance consultant from February 2009 to May 2009. Dr. Viret served as Anesiva’s Vice President and Chief Financial Officer from April 2008 to February 2009 and as its Vice President, Finance from August 2006 to February 2008. Dr. Viret held various positions in finance in Anesiva from December 2002 to August 2006 and at Tularik Inc. from March 2000 to November 2002. He held various positions in the business assurance services of PricewaterhouseCoopers LLP from September 1997 to March 2000. Dr. Viret received a B.S. in Engineering from the Institut National Polytechnique de Lorraine, an M.B.A. from Cornell University and a Ph.D. in Molecular Biology from Université Louis Pasteur (Strasbourg I). He was a visiting fellow at Harvard University and a postdoctoral fellow at the Massachusetts Institute of Technology.

Emi Zychlinsky, Ph.D. Emi Zychlinsky has served as the Company’s Chief Technical Officer since January 2011. From 1993 to 1998 and again from 1999 to January 2011, Dr. Zychlinsky served in various capacities at Hitachi Chemical Diagnostics, Inc. (formerly MAST Immunisystems, Inc.), a medical diagnostics company, where she most recently held the position of Vice President Operations, in which she was responsible for research and development, process engineering, manufacturing, procurement, materials, quality control and regulatory matters. Prior to becoming its Vice President Operations in May 2009, Dr. Zychlinsky served as its Vice President of Research and Development, Regulatory Affairs and Management Representative from 2005 to 2009 and as Director Research and Development from 1997 to 1998 and then again from 1999 to 2005. From 1998 to 1999, she served as Director Technical Development at NAXCOR, a private medical diagnostics company. Dr. Zychlinsky also served as a regulatory consultant for several medical device companies from 2005 to 2008. Dr. Zychlinsky holds a B.A. in Chemistry, Bacteriology and Parasitology from the Escuela Nacional de Ciencia Biologicas and a Ph.D. in Medical Microbiology from Stanford University, where she was also a postdoctoral scholar.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board conducts its business through meetings of the full Board and through committees of the Board, consisting of an audit committee, a compensation committee and a nominating and corporate governance committee. In addition to the standing committees, the Board from time to time establishes special purpose committees.

During the fiscal year ended December 31, 2013, the Board held 8 meetings, the audit committee held 4 meetings, the compensation committee held 7 meetings and the nominating and corporate governance committee held 2 meetings. No director attended less than 75% of the aggregate of the total number board meetings held during such director’s term and the total number of meetings of the committees on which such director served during such director’s term. All directors attended the 2013 Annual Meeting of Stockholders.

The Board’s Role in Risk Oversight

The Board is actively involved in the oversight of risks that could affect the Company, including operational, financial, liquidity, legal and regulatory, strategic and reputational risks. This oversight is conducted partially through committees of the Board (as further described below), but the full Board has retained responsibility for general oversight of risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Management is responsible for establishing the Company’s business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. The Board reviews with management the Company’s business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk and risk management practices for the Company.

The Audit Committee

The audit committee’s charter is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Audit Committee Charter.” Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee evaluates the independent auditors’ qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s engagement team as required by law; reviews our critical accounting policies and estimates; and annually reviews the audit committee charter and the committee’s performance. In addition, in accordance with the charter, the audit committee discusses with management the Company’s policies with respect to risk assessment and risk management, significant financial and operational risk exposures and the actions management has taken to limit, monitor or control such exposures.

The members of the audit committee are Andrew Galligan (chair), James P. Panek and Charles W. Patrick. Other than Mr. Panek, each of the members of the committee has been determined by the Board to be independent as defined by NASDAQ Stock Market listing standards. Mr. Panek is not independent as defined by NASDAQ Stock Market listing standards because he has been employed by the Company within the past three years, serving as its President until the Merger on July 28, 2010 and serving as interim President and Chief Executive Officer from July 1, 2011 to September 25, 2011. The Board has also determined that Mr. Galligan is an “audit committee financial expert,” as defined under Item 407(d) of Regulation S-K.

The Compensation Committee

The compensation committee’s charter is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Compensation Committee Charter.” Our compensation committee has the primary responsibility for the Board’s establishment and maintenance of compensation plans, policies and programs, including the compensation for our named executive officers and our Board. As part of its duties, the compensation committee reviews, approves and evaluates performance against our annual corporate goals as relevant to compensation for the entire Company. While the compensation committee takes into account the recommendations of our Chief Executive Officer, the compensation committee is responsible for making the final evaluation of the performance of, and the final determination of compensation paid to, our named executive officers, including our Chief Executive Officer. The compensation committee also evaluates and approves equity compensation awards.

As provided under its charter, the compensation committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board consistent with the Company’s Amended and Restated Bylaws and applicable law. This includes the power to retain, direct and terminate the engagement of compensation and benefits consultants, independent counsel or other outside experts, advisors or consultants as the compensation committee believes to be necessary or appropriate. As part of its deliberations, the compensation committee considers materials such as our financial reports and projections, operational data, tally sheets, stock ownership information, our stock performance, our historical executive compensation levels, and the recommendations of our Chief Executive Officer and the compensation committee’s independent compensation consultant. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

The members of the compensation committee are Karen Drexler (chair), Adeoye Y. Olukotun and Lori F. Rafield. Each member of the compensation committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Board has determined that each of Ms. Drexler, Dr. Olukotun and Dr. Rafield is independent as defined by NASDAQ Stock Market listing requirements.

The Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s charter is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Nominating and Corporate Governance Committee.” The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for making recommendations concerning governance matters.

The members of the nominating and corporate governance committee are Charles W. Patrick (chair), Adeoye Y. Olukotun and Lori F. Rafield. The Board has determined that each of Mr. Patrick, Dr. Olukotun and Dr. Rafield is independent as defined by NASDAQ Stock Market listing requirements.

Nomination of Directors

Nominations of persons for election to the Board may be made only by the Board or by the Company’s stockholders who comply with the timing, informational and other requirements of our Amended and Restated Bylaws. For a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not earlier than the 120th day and not later than the 90th day prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. In order to nominate a person for election to the Board at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling the special meeting), a stockholder’s notice must be delivered to, or mailed and received at, the Company’s principal executive offices not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made. Further updates and supplements to such notice may be required at the times and in the form set forth under our Amended and Restated Bylaws. As set forth in our Amended and Restated Bylaws, submissions must include the name and address of the proposed nominee and the nominating person, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s and the nominating person’s indirect and direct interests in shares of the Company’s Common Stock, information regarding the relationships between the proposed nominee and the nominating person (and such nominating person’s affiliates and those with whom the nominating person is acting in concert), and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our Amended and Restated Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Amended and Restated Bylaws, which are available, without charge, from our Chief Financial Officer at diaDexus, Inc., 349 Oyster Point Boulevard, South San Francisco, CA 94080.

Director Criteria and Diversity

In recommending candidates for election to the Board, the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate: personal and professional integrity, ethics and values; experience in corporate management, operations or finance; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise; practical and mature business judgment; and promotion of a diversity of business or career experience relevant to the success of the Company. The nominating and corporate governance committee does not have a formal policy with respect to diversity. The committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended by stockholders in accordance with the director nomination procedure summarized above and detailed in our Amended and Restated Bylaws. Any candidate recommended by a stockholder will be evaluated in the same manner as any candidate identified by a Board member. The Company has not received any recommendations from stockholders for the 2014 Annual Meeting.

Communications with the Board of Directors

Stockholders may contact an individual director or the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail:	Attn: Board of Directors

diaDexus, Inc.

349 Oyster Point Boulevard

South San Francisco, CA 94080

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments within the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests the Company’s general information.

Code of Conduct

Our Code of Conduct, which applies to all of our officers, directors and employees, and which complies with the requirements for a “code of ethics” under Item 406 of Regulation S-K, is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Code of Conduct.” We will post any amendments to our Code of Conduct on our website, and we intend to disclose any waiver from any provision of our Code of Conduct granted to any director or executive officer on our website, also under the headings “Investors — Corporate Governance — Code of Conduct.”

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Discussion of Executive Compensation

This discussion explains our executive compensation philosophy, policies and practices for the following executives, who are referred to in this discussion and the tables that follow as our named executive officers:

•	Brian Ward, President and Chief Executive Officer;

•	Jean-Frédéric Viret, Chief Financial Officer;

•	Michael Richey, Chief Business Officer; and

•	Emi Zychlinsky, Chief Technology Officer.

Accomplishments in 2013

Our executives performed at a high level this year, helping us to achieve the following meaningful results:

•	Full year GAAP revenue of $24.9 million, a 20% increase over 2012.

•	Gross margins of 71%.

•	Expansion of Medicare reimbursement coverage for PLAC Test ELISA Kit into the Texas and Mid-Atlantic regions.

•	Advanced the clinical program to support a potential 510(k) submission of the PLAC Test for Lp-PLA2 Activity, following successful pre-submission meetings with the FDA.

•	Expanded loan facility to $10 million in October 2013, planning for long-term growth focused on potential PLAC Test for Lp-PLA2 Activity launch, pipeline development and product expansion.

•

Highlighted a 6,500 patient Long-term Intervention with Pravastatin in Ischemic Disease (LIPID) sub-study publication in the Journal of the American Heart Association, which presented evidence that supports the elevation of Lp-PLA2 activity from a predictive bio-marker to a risk-factor.

•	Sponsored over 310 physician educational roundtables in support of the PLAC Test.

How our Compensation Program Supports Company Performance and Philosophy

Like most companies, we aim to create executive compensation programs that will attract, retain and motivate our management team. However, unlike many companies in the pharmaceutical or biotechnology space, we need to attract, retain and motivate executives with specific skills in the diagnostic testing arena. In addition, we are in pre-profit growth mode, so cash management is critical. Finally, our stock price and trading volume reflects our status as a pre-profit growth mode company. In short, while we are publicly traded, we still have to think about compensation from the perspective held by private companies. Therefore, while our compensation committee is mindful of best practices in executive compensation for public companies, we have to balance the implementation of these practices with the realities of being a small life sciences company that focuses on developing and commercializing proprietary cardiovascular diagnostic products.

As a result, our executive compensation package consists of modest base salaries, and modest annual cash incentive opportunities directly tied to our annual corporate goals (like those goals achieved in 2013 and described above), meaningful stock option grants at the time of hire rather than guaranteed annual refresh awards like many public companies, limited severance and change in control benefits and the opportunity to participate in broad-based employee benefit programs.

•

Base salary provides a stable source of compensation to attract and retain executives who need to be willing to think like entrepreneurs in a pre-public company but who have the skills and experience to steer a public company. We want base salaries to reflect the differentiation in roles and scope of responsibility among our executives, but we also want to maintain a responsible cost structure.

•

Annual cash bonus opportunities focus our executives on multiple strategic and revenue goals that are critical to help us maintain cash flow and achieve long term value creation. Generally, no bonus can be earned if we do not meet our revenue hurdle, even if we meet strategic goals, as we need to maintain fiscal responsibility. We use multiple strategic goals to determine bonus payouts, because as a growth stage company, we are not singularly focused on one strategic goal, but need to encourage our executives to find opportunities to create a long term path for the company.

•

Equity compensation opportunities are not granted anew each year. Our compensation committee carefully monitors the vesting levels of each executive, our burn rate for our stock plan, and the impact that additional awards may have on dilution of our stockholders. We believe that our executives recognize the potential value of their existing vested and unvested stock option grants, and this opportunity provides an incentive to remain and focus on the success of the Company.

•

Severance benefits are modest, and reflect the reality that working for a pre-profit growth stage life science company involves risk, and, if the Company succeeds in its development goals, the Company can become an attractive target for acquisition. Severance generally does not exceed four to 12 months of base salary, health insurance premiums, and, in the case of an involuntary termination in connection with a change of control, acceleration of vesting of equity awards.

Our Compensation Program Reflects Best Practices

We are aware of the costs of compensation programs to our investors. As a result, we do not provide to our executive officers:

•	“single trigger” stock option acceleration (that is, acceleration solely because of a change in control);

•	tax gross ups under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or under Section 280G of the Code; or

•	defined benefit pension plans or supplemental employee retirement plans.

In addition, over the past three years, we have reviewed the continually developing “best practices” in executive compensation and adopted the following:

•

Our compensation committee works with external compensation consultants. In the summer of 2012, our compensation committee retained Compensia, a nationally recognized compensation consultant, for guidance in making executive compensation decisions. Compensia reports directly to the compensation committee and does no other work for the Company.

•

Our compensation committee works with the compensation consultant to review market practices and peer company data. Our compensation committee also considers internal comparisons among our executives when making executive compensation decisions.

•

Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging the economic interest in the shares of the Company that they hold through derivatives, short selling or purchasing on margin.

Stockholder Engagement

In 2013, members of our Board, Dr. Ward and Dr. Viret reached out to our major stockholders to better understand their perspectives on the Company and our executive compensation programs. We heard concerns that our officers and directors should hold more shares (as opposed to options) of the Company’s Common Stock. In response, we added restricted stock units to our director compensation program, as described under “Compensation of Directors and Executive Officers — Director Compensation.” In addition, each of our named executive officers, other than Dr. Ward, exercised some of their vested options and held on to all of the exercised shares; Dr. Ward had exercised, and continues to retain, all 110,000 shares he purchased in August 2012 upon the exercise of his option.

We Maintain a Flexible Compensation Approach to Address our Stage of Development

We do not have formal policies for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of cash compensation and non-cash compensation. We do not benchmark to a given compensation level of peer companies or against broader based compensation surveys. Instead, the compensation committee makes determinations regarding the allocation and structure of compensation based on its business judgment as to the best interests of our stockholders.

Role of the Compensation Committee

The compensation committee has the primary responsibility for the Board’s establishment and maintenance of compensation plans, policies and programs, including the compensation for our named executive officers and our Board. As part of its duties, the compensation committee reviews, approves and evaluates performance against our annual corporate goals as relevant to cash incentive compensation for the entire Company. The compensation committee is responsible for making the final evaluation of the performance of our named executive officers, including our Chief Executive Officer. The compensation committee also evaluates and approves all equity compensation awards made throughout the Company. As provided under its charter, the compensation committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board consistent with our Amended and Restated Bylaws and applicable law. As part of its deliberations, the compensation committee considers materials such as our financial reports and projections, operational data, tally sheets, stock ownership information, our stock performance, our historical executive compensation levels, and the recommendations of our Chief Executive Officer and the compensation committee’s independent compensation consultant.

Role of Management

Our small team of executive officers provides information requested by the compensation committee to fulfill its duties, makes presentations at the compensation committee meetings (as requested by the compensation committee), and makes recommendations regarding stock option awards for our other employees. Our Chief Executive Officer provides additional support to the compensation committee. He offers his evaluations of the role, experience and performance of each of our employees, including our executive officers. Throughout the year, he provides information and analysis on the operations of the Company, including performance against our corporate goals. Our Chief Executive Officer also makes recommendations regarding the design of our compensation programs, including our executive and employee bonus programs and our equity program. The compensation committee considers this information provided by management in fulfilling its obligations. No executive officer participated directly in the final determinations of the compensation committee on his or her own compensation for 2013.

Use of Compensation Consultant

In June 2012, after considering the SEC’s proposed, then-prospectively applicable, rules on the independence of compensation committee advisors, and the compensation committee’s expectation that the Company would need to use Radford, an Aon Hewitt Company, for non-executive employee compensation data, the compensation committee began interviewing a few nationally recognized compensation consultants to select one that would be retained by, supervised by and report to, the compensation committee. After conducting these interviews, the compensation committee selected and engaged Compensia to provide advice on executive and non-employee director compensation. Although the Company pays for Compensia’s services, the compensation committee maintains the authority to hire, supervise and terminate Compensia. After August 2012, our Human Resources staff continued to have access to Radford’s broad based (non-executive) employee compensation data, but Radford provided no additional services directly to the compensation committee.

In the summer of 2013, and again in early 2014, the compensation committee reviewed information provided by Compensia regarding the six independence factors established by NASDAQ. After review and discussion, the compensation committee determined at each time that Compensia’s services in 2013 did not, and anticipated services in 2014 do not raise concerns of conflicts of interest. As part of this determination, the compensation committee notes that Compensia has a formal conflict of interest policy under which Compensia’s employees and principals are restricted from owning shares of client company stock, engaging in “short sales” or trading on inside information involving the client’s equity securities, and are limited in receiving gifts of company discounts and in having affiliations and fee-sharing arrangements with other entities providing compensation-related services to the client or its management that would result in compensation to Compensia. Compensia informed the compensation committee that it estimates that fees billed to the Company for 2014 will represent less than 1% of Compensia’s estimated total revenue for 2014 and that actual fees billed to the Company in 2013 represented less than 1% of Compensia’s total revenue for 2013. As of January 15, 2014, neither Compensia nor the primary consultant working with the Company owned any shares of the Company’s capital stock or maintained any business or personal relationships with members of the compensation committee or any of the named executive officers of the Company.

Compensia provided the compensation committee with the following services in relation to compensation decisions for 2013:

•	reviewed and provided recommendations on the composition of a peer group of companies;

•	provided compensation data for similarly situated executive officers;

•	advised on the design and structure of our cash and equity incentive compensation program for our executive officers;

•	advised on the compensation program for our non-employee directors;

•	provided information on stock ownership guidelines; and

•	updated the compensation committee on trends and best practices in the area of executive and Board compensation.

In 2013, Compensia attended portions of meetings of the compensation committee at the request of the compensation committee.

Use of Peer Group Information as a Touchstone; No Benchmarking

As noted above, we are relatively uniquely situated as a publicly traded company with much in common with private, growth stage life science companies. Therefore, our compensation committee has selected a peer group of companies, recognizing the helpfulness of this information as a touchstone for market practices and pay levels. However, our compensation committee has to evaluate executive compensation from our unique situation, which means that benchmarking is not an effective tool for achieving our compensation goals.

With this in mind, in August 2012, the compensation committee engaged Compensia to review and refine the compensation peer group for use only as a touchstone in making decisions on executive officer compensation for 2013. At the compensation committee’s request, Compensia considered both public and private companies in the diagnostic or life science space, with a market capitalization of less than $200 million, revenues of not more than three times the revenues of the Company and more than 10 employees. After discussions with Compensia, the compensation committee selected the following: Alexza Pharmaceuticals, ARCA Biopharmaceuticals, Cerus, DURECT, Myrexis, NeurogesX, Somaxon Pharmaceuticals, Sucampo Pharmaceuticals, Transcept Pharmaceuticals, and Vanda Pharmaceuticals. In respect of this peer group, using data as of January 21, 2013, the Company was above the 50% for one year revenue, just above the 25% for 30 day market capitalization, and just above the 60% for headcount. Compensia provided base salary, cash bonus and equity incentive compensation data for named executive officers, providing the information at the 25th, 50th, and 75th percentiles. Compensia also provided data on non-employee director compensation. This data came from public filings of the peer group companies as well as Radford’s Global Life Sciences Executive Compensation Survey, which covers companies with 50 to 150 employees.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2013

2013 Base Salary

For 2013, the compensation committee raised salaries only modestly, to adjust for cost of living adjustments since the date of the last salary adjustment, as well as to reflect the compensation committee’s revised assessment of the scope of the executive’s role, as follows:

Name	2012 Base Salary	2013 Base Salary
Brian E. Ward	$380,000	$440,000
Jean-Frédéric Viret	$300,000	$300,000
Michael Richey	$325,000	$334,750
Emi Zychlinsky	$300,000	$309,000

2013 Annual Cash Bonus

In 2013, the compensation committee approved an annual cash incentive opportunity, or bonus, to focus our executive officers on working as a team to achieve a handful of important short-term corporate goals, including increasing revenue, maintaining operating expenses and cash balance at the end of the year within a specified range, and reaching certain milestones with respect to the pre-submission process to the FDA for the PLAC Test for Lp-PLA2 Activity. For any bonus to be earned, the Company had to achieve GAAP revenue of at least $24.3 million. If the Company achieved that revenue threshold, each executive officer could earn a target bonus, with Dr. Ward eligible to earn 50% of his base salary, and each other named executive officer eligible to earn 35% of his or her base salary. Our compensation committee set the initial target bonus opportunities for each officer at the time they were hired taking into account the officer’s compensation opportunities at other employers, internal pay equity, the need to maintain a responsible cost structure, and negotiations with each executive officer.

To earn the full target bonus, the executives had to work together to achieve additional strategic and financial goals. The compensation committee weighted the corporate performance goals based on the compensation committee’s determination of the difficulty of achievement and relative strategic importance to the Company in 2013, as described below. In early 2014, the compensation committee determined that the Company achieved an aggregate 50% of the target level of performance, and awarded each executive a bonus of 50% of his or her target level, as disclosed in the table below. In addition, the compensation committee exercised discretion to award bonus compensation outside of the pre-established performance program, in recognition of how the executives’ performance in 2013 helped increase one year stock price performance from $0.35 per share on December 31, 2012 to $0.90 per share on December 31, 2013. The compensation committee noted the significance of this 157% increase in total stockholder return (or TSR) over one year, and awarded each executive a discretionary bonus equal to 15% of his or her target bonus as an additional TSR bonus.

1.

GAAP Revenue. The Company had to achieve GAAP revenue of at least $24.3 million as the threshold level, representing an 17% increase over 2012. The Company achieved GAAP revenue in 2013 of $24.9 million, resulting in credit of 15% of the target bonus amount.

2.

Operating Expenses and Cash Balance. The Company had to achieve GAAP operating expenses between $18 million and $22 million, as well as cash balance between $8 million and $10 million at the end of the year. The Company achieved this goal, with GAAP operating expenses of $19.7 million and year end cash of $16.8 million resulting in credit of 10% of the target bonus amount.

3.

New Product Development. To earn 30% credit toward the target bonus payout, the Company had to have one new product in technical feasibility testing by year end. We made great progress toward this goal, including expanding our loan facility to $10 million in October 2013 to allow for pipeline development and product expansion. However, no credit was earned for this goal.

4.

Reimbursement Expansion. The Company had to expand reimbursement to over 175 million covered lives. Achievement of this goal would result in credit of 10%. Due to some circumstances outside of our control, the Company did not achieve this goal. No credit was earned for this goal.

5.

Activity Goal. The Company had to either obtain a final decision on the pre-submission process for the PLAC Test for Lp-PLA2 Activity by the end of the second quarter or achieve a successful pre-submission for this test by the end of the year. The Company achieved a successful pre-submission for the PLAC Test for Lp-PLA2 Activity in October 2013, resulting in credit of 25% of the target bonus amount.

Name	Target Bonus Level	Actual Performance Bonus	Additional TSR Bonus
Brian E. Ward	$220,000	$110,000	$33,000
Jean-Frédéric Viret	$105,000	$52,500	$15,750
Michael Richey	$117,162	$58,581	$17,575
Emi Zychlinsky	$108,150	$54,075	$16,222

Equity-Based Incentive Compensation

The compensation committee believes that equity compensation can create a strong, direct link between employee compensation and stock price appreciation, thereby helping to motivate employees to work toward achieving goals that result in long term-value creation for stockholders. In 2013, the compensation committee decided to continue to use stock options as the sole form of equity compensation for employees, including executives. The compensation committee considered the trend toward the use of performance-based full value awards. However, the compensation committee determined that, due to low stock price and limited liquidity in the market, stock options were more likely to encourage employees to work to achieve our goals and remain at the Company. Stock options can “go underwater”, meaning that employees do not receive a benefit until there is — and they have more incentive to work toward — meaningful appreciation in our stock price over the exercise price at grant (which we set at not less than 100% of fair market value on the date of grant). In addition, stock options allow employees to control the timing of taxation (particularly withholding taxes) through timing of exercise and so recipients are not forced to liquidate shares as each installment vests to cover taxation, as would be the likely case with full value awards.

We did not grant new equity awards to our named executive officers in 2013. Throughout 2013, the compensation committee monitored the existing stock option awards held by our executive officers. Given that most of these awards remained substantially unvested and given the relatively high level of potential dilution posed by all outstanding compensatory equity awards, the compensation committee decided not to grant the executive officers “annual refresh” awards. Instead, the compensation committee decided to next reconsider the need for “annual refresh” awards (as opposed to merit-based or retention-based awards) once each executive’s existing stock option holdings were at least 60% vested, which we expect will be in 2014.

2013 Adjustments to Severance and Change in Control Benefits

In October 2013, our compensation committee approved our Key Employee Severance Benefit Plan (the “Severance Benefit Plan” or “Plan”) to standardize the benefits available to similarly situated executive officers. The Severance Benefit Plan provides for the payment of base salary and health insurance premiums for 12 months for our Chief Executive Officer, six months for our executives at or above the level of Senior Vice President, and four months for other selected participants in the event of an involuntary termination of such individual’s employment without cause. The Severance Benefit Plan also provides that if the involuntary termination without cause occurs in connection with a change of control, the Company will accelerate the vesting of the executive’s outstanding unvested awards in full. An executive must sign a general release of claims to receive the severance benefits. The terms of the Plan are discussed more fully under “Narrative to Summary Compensation Table” below.

The compensation committee selected these benefits based in large part on pre-existing severance rights as well as current severance practices among peer companies. The compensation committee decided to use a severance plan, rather than individual agreements, to reflect our desire to have internal pay equity across the executive team, and our desire to balance common severance provisions offered by public companies with our desire to maintain a responsible cost structure. Our compensation committee considers these severance benefits important to attracting and retaining qualified executives. Additionally, our compensation committee believes that providing limited “double trigger” stock option vesting helps to minimize the distractions to an executive in connection with a corporate transaction and reduce the risk that an executive officer leaves the Company before an acquisition is completed. We believe that these severance arrangements allow our executive officers to focus on continuing normal business operations and, in the case of change in control benefits, on the success of a potential business combination, rather than worry about how business decisions that may be in our best interest will impact their own financial security.

Employee Benefits

We provide broad-based group medical insurance, dental insurance, vision coverage, life and accidental death and dismemberment insurance and long-term and short-term disability insurance benefits to our employees, including our named executive officers. We also provide our employees, including our named executive officers, with the opportunity to participate in our 401(k) plan. The Company is not currently making any matching contributions under that plan. We believe these broad-based employee benefits are consistent with market practice and help to recruit and retain key talent at a minimal cost to us. Our executive officers generally do not receive any supplemental retirement benefits or perquisites, reflecting our desire to promote a team-oriented focus across the Company.

Compensation Recovery Policy

The compensation committee has not determined whether it would attempt to recover bonuses from our executive officers if the financial performance goals that led to a bonus determination were to be restated or found not to have been met to the extent originally believed by the compensation committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, the Company will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and intends to adopt a compensation recovery policy once final regulations on the subject have been adopted.

Risk Analysis of Our Compensation Plans

The compensation committee reviews, with management, whether the Company’s compensation policies covering all of our employees encourage unnecessary or excessive risk taking and whether the financial incentives and risks relating to such policies are appropriate. We believe that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our Company. We design our compensation policies and programs to encourage our employees to remain focused on both our short-term and long-term goals. For example, while our annual cash incentive bonuses measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking. We have a cap on our cash bonus payouts, use multiple corporate performance measures under our cash incentive plans and our compensation committee maintains discretion over individual awards.

Summary Compensation Table

The following table sets forth the total compensation earned by the Company’s named executive officers in 2012 and 2013. The named executive officers consist of our Chief Executive Officer, Chief Financial Officer and our other two most highly compensated executive officers during 2013.

Name and Principal Position	Year		Salary ($)	Bonus (1) ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (3) ($)	Total ($)
Brian E. Ward	2013		440,000	143,000	—	—	—	4,356	587,356
President and Chief Executive Officer	2012		380,000	104,500	—	—	—	4,356	488,856

Michael Richey	2013		334,750	76,156	—	—	—	4,356	415,262
Chief Business Officer	2012		325,000	62,562	—	—	—	4,356	391,918

Jean-Frédéric Viret	2013		300,000	68,250	—	—	—	990	369,240
Chief Financial Officer	2012	(4)	275,000	77,937	—	200,764	—	908	554,609

Emi Zychlinsky	2013		309,000	70,297	—	—	—	2,580	381,877
Chief Technical Officer	2012		300,000	107,750	—	125,744	—	2,580	536,074

(1)	For 2013, bonus constitutes the bonuses earned under our 2013 executive bonus programs as well as the additional TSR bonus, described in more detail under — 2013 Annual Cash Bonus, above.
(2)

For option awards, the aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. The assumptions we used for calculating the grant date fair values are set forth in Note 12 to the Financial Statements presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(3)	Amount represents value of life insurance premiums paid by the Company under our group term life insurance program.
(4)	Dr. Viret joined the Company on February 1, 2012.

Narrative to Summary Compensation Table

Employment Arrangements

Brian Ward. On September 22, 2011, the Board appointed Brian E. Ward, Ph.D., then a director and the Company’s interim Chief Operating Officer, as the Company’s President and Chief Executive Officer, effective September 26, 2011. In connection with his appointment as President and Chief Executive Officer, Dr. Ward resigned as a member of the compensation committee, but he remained on the Board as a director. In 2013, the compensation committee increased the annual base salary for Dr. Ward to $440,000 and maintained his target bonus opportunity at 50% of his base salary.

The Board granted Dr. Ward an option to purchase 1,530,000 shares of the Company’s Common Stock, at an exercise price per share equal to the closing trading price of a share of the Company’s Common Stock on September 26, 2011, subject to the terms and conditions of a stock option agreement between Dr. Ward and the Company. The option award vested as to 255,000 shares on July 1, 2012, with the remaining shares vesting ratably on a monthly basis over a period of 36 months thereafter, such that all of the shares subject to the option will be fully vested and exercisable on July 1, 2015, the fourth anniversary of Dr. Ward’s commencement of employment with the Company. The compensation committee did not make any new equity award grant to Dr. Ward in 2012 or 2013 as he remained less than 60% vested in his hire-on award.

Michael Richey. On September 20, 2011, the Board appointed R. Michael Richey as the Company’s Chief Business Officer, effective September 26, 2011. In 2013, the compensation committee increased the annual base salary for Mr. Richey to $334,750 and maintained his target bonus opportunity at 35% of his base salary.

The Board granted Mr. Richey an option to purchase 1,130,000 shares of the Company’s Common Stock, at an exercise price per share equal to the closing trading price of a share of the Company’s Common Stock on October 1, 2011, subject to the terms and conditions of a stock option agreement between Mr. Richey and the Company. The option award vested as to 282,500 shares on October 1, 2012, with the remaining shares vesting ratably on a monthly basis over a period of 36 months thereafter, such that all of the shares subject to the option will be fully vested and exercisable on October 1, 2015, the fourth anniversary of Mr. Richey’s commencement of employment with the Company. The compensation committee did not make any new equity award grant to Mr. Richey in 2012 or 2013 as he remained less than 60% vested in his hire-on award.

Jean-Frédéric Viret. The Company entered into an offer letter agreement with Dr. Viret, the Company’s Chief Financial Officer, effective February 1, 2012. In 2013, the compensation committee maintained the annual base salary for Dr. Viret at $300,000 and his target bonus opportunity at 35% of his base salary.

The Board granted Dr. Viret an option to purchase 1,060,000 shares of the Company’s Common Stock, at an exercise price per share equal to the closing trading price of a share of the Company’s Common Stock on February 1, 2012, subject to the terms and conditions of a stock option agreement to be entered into between Dr. Viret and the Company. The option award vested as to 265,000 shares on February 1, 2013, with the remaining shares vesting ratably on a monthly basis over a period of 36 months thereafter, such that all of the shares subject to the option will be fully vested and exercisable on February 1, 2016, the fourth anniversary of Dr. Viret’s commencement of employment with the Company. No equity awards were granted in 2013. The compensation committee did not make any new equity award grant to Dr. Viret in 2013 as he remained less than 60% vested in his hire-on award.

Emi Zychlinsky. The Company entered into an employment agreement with Dr. Zychlinsky, its current Chief Technical Officer and then-current Executive Vice President of Product Development & RA/QA, effective as of January 10, 2011, and amended and restated, effective as of March 1, 2012. In 2013, the compensation committee increased the annual base salary for Dr. Zychlinsky to $309,000 and maintained her target bonus opportunity at 35% of her base salary.

In August 2012, the Board granted Dr. Zychlinsky an option to purchase 580,000 shares of the Company’s Common Stock, at an exercise price per share equal to the closing trading price of a share of the Company’s Common Stock on August 8, 2012. The shares subject to the option vest ratably on a monthly basis over a 48-month period following August 8, 2012. The compensation committee did not make any new equity award grant to Dr. Zychlinsky in 2013 as she remained less than 60% vested in her outstanding equity awards.

Potential Payments upon Termination or Change in Control

As described in “2013 Adjustments to Severance and Change in Control Benefits” above, in October 2013, the compensation committee approved the Severance Benefit Plan to standardize the benefits available to similarly situated executive officers. The Severance Benefit Plan provides severance on an involuntary termination without cause consisting of base salary and payment of health insurance premiums for a full year for Dr. Ward, our Chief Executive Officer, and for six months for Drs. Viret and Zychlinksy and Mr. Richey. In addition, if the termination occurs in connection with a change in control, the executive will become fully vested in his or her equity awards. Benefits are conditioned on signing a release of claims. Each of our executive officers has entered into the participation notice to participate according to the Severance Benefit Plan terms. The Severance Benefit Plan provides that each participant waives any rights to any offer letter, employment agreement, severance agreement, equity award agreement or other similar agreements with the Company that is in effect on the date of entry into the Plan, other than acceleration of vesting benefits on a change of control transaction as provided under the Company’s equity incentive plan. A participant forfeits his or her rights to participate if he or she breaches the participant’s proprietary information agreement or other similar agreements. In addition, payments under the Severance Benefit Plan are subject to reduction to avoid adverse taxation under Section 280G of the Internal Revenue Code of 1986, as amended, if payment would result in duplication of payments required under any other agreement or applicable law. If a qualifying involuntary termination had occurred on December 31, 2013, the executive officers would have been eligible to receive, under the Severance Benefit Plan, the following amounts:

Name	Base Salary ($)	Health Insurance Premiums(1) ($)	Value of Accelerated Vesting(2) ($)	Total ($)
Brian E. Ward	440,000	29,880	437,396	907,276
Michael Richey	167,375	14,940	331,467	513,782
Jean-Frédéric Viret	150,000	14,940	355,984	520,924
Emi Zychlinsky	154,500	14,940	278,528	447,968

(1)	Calculated using $2,490 as the monthly COBRA premium.
(2)

Calculated as number of option shares unvested at December 31, 2013 multiplied by the difference between $0.90 per share, the closing price on December 31, 2013, and the exercise price of the underlying option.

Outstanding Equity Awards at Fiscal 2013 Year End Table

		Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#) (1)		Option Exercise Price ($)	Option Expiration Date
Brian Ward	7/1/2011	60,000	(2)	—		0.29	8/10/2021
	N/A	10,000	(3)	—		0.29	8/10/2021
	7/1/2011	857,083		672,917		0.25	9/26/2021

Michael Richey	10/1/2011	500,541		517,917		0.26	10/1/2021

Jean-Frédéric Viret	2/1/2012	483,293		574,167		0.28	2/1/2022

Emi Zychlinsky	1/10/2011	240,625		89,375		0.39	1/20/2021
	7/1/2011	60,416		39,584		0.29	8/10/2021
	N/A	30,000	(4)	—		0.29	8/10/2021
	8/8/2012	190,833		386,667	(5)	0.36	8/08/2022

(1)

Except as otherwise noted, options vest as to 25% of the shares on the one year anniversary of the vesting commencement date (which is the first anniversary of the grant date), with 1/36 of the remaining shares vesting ratably on a monthly basis over 36 months thereafter, such that all options will be vested on the fourth year anniversary of the vesting commencement date.

(2)	Dr. Ward received the reported option grant for his service as a director. The stock options vested ratably on a monthly basis over a 12 month period following the vesting commencement date.
(3)	Dr. Ward received the reported option grant for his services as a director. The stock options were fully vested at grant.
(4)	This award was fully vested at grant.
(5)

Dr. Zychlinsky received the reported option grant for her services as Chief Technical Officer. The stock options vest ratably on a monthly basis over a 48 month period following the vesting commencement date.

Director Compensation

The following table summarizes the total compensation earned in 2013 for the Company’s non-management directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Stock Awards (2) ($)	All Other Compensation ($)	Total ($)
Karen Drexler	66,500	48,108	8,645	—	123,253
Andrew Galligan	76,500	48,108	8,645	—	133,253
Adeoye Y. Olukotun (2)	25,042	40,684	7,924	—	73,650
James P. Panek	54,000	48,108	8,645	—	110,753
Charles W. Patrick	64,000	48,108	8,645	—	120,753
Lori F. Rafield	113,000	72,162	12,968	—	198,130

(1)

For option awards, the aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. The assumptions we used for calculating the grant date fair values are set forth in Note 12 to the Financial Statements presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. For stock awards, the aggregate grant date fair value is based on the Company’s closing stock price on the date of grant. Each of Ms. Drexler and Mr. Galligan held options and awards to purchase 226,500 shares of our Common Stock as of December 31, 2013. Dr. Olukotun held options and awards to purchase 40,958 shares of our Common Stock as of December 31, 2013. Mr. Panek held options and awards to purchase 356,500 shares of our Common Stock as of December 31, 2013. Mr. Patrick held options and awards to purchase 246,500 shares of our Common Stock as of December 31, 2013. Dr. Rafield held options and awards to purchase 369,750 shares of our Common Stock as of December 31, 2013.

(2)	For stock awards, the aggregate grant date fair value is computed based on our closing stock price on date of grant. The stock awards become fully vested on July 1, 2014.
(3)	Dr. Olukotun was appointed to the board on July 31, 2013.

Narrative to Director Compensation Table

Our non-employee directors are eligible to earn cash and equity compensation under our Non-Employee Director Compensation Policy. Under this policy, each of the Company’s non-employee directors receives an annual retainer fee of $45,000. Additional cash fees are earned for service as chair of the Board and of committees, as members of committees, and in certain cases, for attendance at meetings. The Chairman of the Board receives an additional annual retainer fee of $55,000. Each member of the audit committee and each member of the compensation committee (other than the applicable committee’s chair) receives an annual retainer fee of $7,500. The chair of the audit committee receives an additional $30,000 and the chair of the compensation committee receives an additional $20,000. Each member of the nominating and corporate governance committee

(other than the committee’s chair) receives an annual retainer fee of $4,000, and the chair of the nominating and corporate governance committee receives an annual retainer fee of $10,000. In addition to the annual retainer fees, the directors receive meeting attendance fees as follows: for each Board meeting attended beyond six meetings in a given fiscal year, a director receives $1,500 for attending in person and $750 for attending telephonically and for each audit committee and compensation committee meeting attended beyond eight meetings (per committee) and for each nominating and corporate governance Committee meeting attended beyond four meetings of such committee, in a given fiscal year, a director receives $1,000 for attending in person and $500 for attending telephonically.

Under the policy, as updated for service from July 1, 2013 through June 30, 2014, the Board grants stock options to the Company’s non-employee directors such that the Chairman of the Board (Dr. Rafield) received an option grant to purchase up to 90,000 shares of Common Stock and each of the other non-employee directors received an option grant to purchase up to 60,000 shares of Common Stock (with Dr. Olukotun’s grant prorated to 55,000 shares of Common Stock to adjust for a July 31, 2013 appointment date to the Board). The options were granted at an exercise price equal to the mean of the high bid and low ask prices on the date of grant. Dr. Olukotun’s grant was made on his appointment date, July 31, 2013, at a price of $1.19 per share. The other directors received their grants on August 6, 2013 at $1.32 per share. The options vest over a 12 month period beginning as of July 1, 2013 such that they become fully vested and exercisable on July 1, 2014.

In addition, under the policy as revised on August 6, 2013, the Board granted restricted stock units (“RSUs”) to the Company’s non-employee directors such that the Chairman of the Board (Dr. Rafield) received 9,750 RSUs, and each of the other non-employee directors received 6,500 RSUs (with Dr. Olukotun’s grant prorated to 5,958 RSUs to adjust for a July 31, 2013 appointment date to the Board). The RSUs vest in one cliff installment on July 1, 2014. The Board chose to add restricted stock units in response to feedback from investors expressing a desire for directors to hold more shares outright, rather than just in the form of stock options.

Equity Compensation Plan Information

The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, RSUs, warrants and rights, and the number of securities remaining available for future issuance, under all of our equity compensation plans, at December 31, 2013:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	9,746,792	(2)	$0.50	2,345,617

(1)	The weighted average exercise price excludes RSU awards, which have no exercise price.
(2)	Consists of options to purchase a total of 9,705,084 shares of Common Stock and 41,708 shares of Common Stock subject to restricted stock unit awards under our 2012 Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our Common Stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2013, all of our directors, officers and owners of more than 10% of our Common Stock complied with all applicable filing requirements.

PROPOSAL 2 — AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND A REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK

Background

The Board has approved a series of proposed amendments to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), that would:

•	effect a reverse stock split of all shares of the Company’s Common Stock outstanding or reserved for issuance at ratios of 3:1, 4:1, 5:1, 6:1, 7:1 or 8:1; and

•	reduce the number of authorized shares of the Company’s Common Stock from 100,000,000 to 50,000,000 for any reverse split actually implemented.

Under these proposed amendments, each 3, 4, 5, 6, 7 or 8, shares of Common Stock currently outstanding or reserved for issuance would be combined, converted and changed into one share of Common Stock. At the same time, the number of authorized shares of the Company’s Common Stock would be reduced from100,000,000 to 50,000,000.

The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by the Board following the Annual Meeting and prior to the 2015 Annual Meeting. The Board has recommended that these proposed amendments be presented to the Company’s stockholders for approval.

If stockholders approve the series of proposed amendments, the Board will have the sole discretion, until the 2015 Annual Meeting, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares–3, 4, 5, 6, 7 or 8–of Common Stock which will be combined into one share of Common Stock. The Board believes that stockholder approval of these six selected reverse split ratios (as opposed to approval of a single reverse split ratio) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders. The corresponding reduction in the authorized Common Stock for the Reverse Stock Split is designed to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized shares of Common Stock that are unissued or reserved for issuance.

If, following stockholder approval, the Board determines to effect one of the alternative Reverse Stock Splits by filing the applicable amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, the Certificate of Incorporation would be amended accordingly, and all other amendments will be abandoned. Approval of the Reverse Stock Splits will authorize the Board in its discretion to effect the Reverse Stock Split in any of the ratios and with the corresponding reduction in the authorized Common Stock, or not to effect any of the Reverse Stock Splits. The text of the form of amendments to the Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, are set forth in Appendices A-1 through A-6 to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Reverse Stock Split.

If, following stockholder approval, the Board elects to effect a Reverse Stock Split, the number of issued and outstanding shares of Common Stock would be reduced to 50,000,000 shares. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of the Common Stock would remain unchanged at $0.01 per share. Currently, the Board does not have any plans with regard to the issuance of additional authorized but unissued and unreserved shares of Common Stock that would be created by the Reverse Stock Split.

Reasons For The Reverse Stock Split

Although none of the proposed Reverse Stock Splits will have the effect of increasing the Company’s equity market capitalization, we believe that implementing one of the alternative Reverse Stock Splits will provide benefits to the Company and our existing stockholders in a number of ways, including:

1.

Providing a Sufficient Level of Authorized Shares of Common Stock Available for Issuance. Our Certificate of Incorporation currently authorizes 100,000,000 shares of Common Stock for issuance. As of March 31, 2014, 67,109,698 shares of Common Stock were either issued and outstanding or reserved for issuance, which equates to 67% of the authorized shares. Specifically, as of March 31, 2014:

•	54,814,385 shares of Common Stock were issued and outstanding;

•	12,029,709 shares of Common Stock were reserved for issuance under the Company’s 2012 Plan;

•	265,604 shares of Common Stock were reserved for issuance in connection with outstanding warrants; and

Because only 33% of the authorized shares under our Certificate of Incorporation remain available for issuance, we require additional available authorized shares of Common Stock to provide for any potential future stock issuances to raise capital, effect acquisitions and/or provide equity incentives to our employees. At present, we do not have any plans or arrangements to issue additional shares of Common Stock other than shares currently reserved for issuance under our existing equity incentive plan and upon conversion of our outstanding warrants.

2.

Stock Price Volatility. We have been advised by certain institutional investors, as well as by our financial advisors, that a higher stock price may increase the acceptability of our Common Stock to a number of long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices.

3.

Stock Price Requirements. We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

4.

Transaction Costs. Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

Reasons for the Decrease in Authorized Shares

As a matter of Delaware law, implementation of any of the Reverse Stock Split does not require a change in the total number of shares of our Common Stock authorized under our Certificate of Incorporation. However, the corresponding alternative reduction in the authorized Common Stock to 50,000,000 shares is designed to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of Common Stock.

Board Discretion to Implement Reverse Stock Split

If the alternative Reverse Stock Splits are approved by the Company’s stockholders at the Annual Meeting, the actual Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that one of the Reverse Stock Splits (with the actual reverse split ratio determined by the Board as described above) is in the best interests of the Company and its stockholders at the time. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits. If the Board fails to implement any of the Reverse Stock Splits before the 2015 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

Criteria to be Used for Decision to Effect a Reverse Stock Split

If the stockholders approve the Reverse Stock Splits, the Board will be authorized to proceed with any of the alternative Reverse Stock Splits that it selects in its sole discretion. In determining whether to proceed with a Reverse Stock Split, the Board expects to consider a number of factors, including market conditions, existing and expected trading prices of our Common Stock, the NASDAQ Capital Market listing requirements, our additional funding requirements, and the amount of our authorized but unissued Common Stock. The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Effects of the Reverse Stock Split

After any of the Reverse Stock Splits, each stockholder will own a reduced number of shares of Common Stock. This would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the Reverse Stock Split results in a stockholder owning a fractional share as described below. The number of stockholders of record would not be affected by the Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split, other than as a result of the payment of cash in lieu of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Reverse Stock Split, regardless of the alternative chosen. At the time of the Reverse Stock Split, the number of authorized shares of the Company’s Common Stock would be reduced from 100,000,000 to 50,000,000, as described above. Despite this reduction, the number of authorized but unissued and unreserved shares of Common Stock would be increased significantly by Reverse Stock Split. For example, based on the 54,814,385 shares of Common Stock outstanding on March 31, 2014 and the 100,000,000 shares of Common Stock that are authorized under the Certificate of Incorporation, a 1-for-8 Reverse Stock Split (and corresponding reduction in authorized Common Stock to 50,000,000) would have the effect of increasing the number of authorized but unissued and unreserved shares of Common Stock from 32,890,302 to 41,611,287. The Board currently has no plans regarding the issuance of such additional available authorized but unissued and unreserved shares.

The increase in the number of shares of authorized but unissued and unreserved Common Stock will have an ‘anti-takeover effect’ by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or our Amended and Restated Bylaws. The increased number of available authorized but unissued shares as a result of the Reverse Stock Split would give the Company’s management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the Certificate of Incorporation and our Amended and Restated Bylaws.

The Reverse Stock Split would reduce the number of shares of Common Stock available for issuance under the Company’s 2012 Plan in proportion to the reverse split ratio of the Reverse Stock Split. The number of shares of Common Stock authorized for issuance but unissued at March 31, 2014 under the 2012 Plan is 2,184,214.

The Company also has outstanding as of March 31, 2014 stock options to purchase and RSUs that may be settled into an aggregate of 9,845,495 shares of Common Stock. Under the terms of the various instruments governing the Company’s outstanding stock options and RSUs, the Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon the exercise of such stock options or settlement of such RSUs in proportion to the reverse split ratio of the Reverse Stock Split. The Reverse Stock Split will effect a proportionate increase in the exercise price of the Company’s outstanding stock options. In connection with the Reverse Stock Split, the number of shares of Common Stock issuable upon exercise of outstanding stock options or settlement of RSUs will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

The following table contains approximate information relating to the Common Stock under each of the proposed amendments based on share information as of March 31, 2014:

	Pre-split	1-for-3	1-for-4	1-for-5	1-for-6	1-for-7	1-for-8
Common stock	54,814,385	18,271,461	13,703,596	10,962,877	9,135,731	7,830,626	6,851,798
Options	9,803,787	3,267,929	2,450,947	1,960,757	1,633,965	1,400,541	1,225,473
Warrants	265,604	88,535	66,401	53,121	44,267	37,943	33,201
RSUs	41,708	13,903	10,427	8,342	6,951	5,958	5,214
Shares available for grant	2,184,214	728,071	546,054	436,843	364,036	312,031	273,027
Additional shares proposed to be reserved in 2012 plan	4,000,000	1,333,333	1,000,000	800,000	666,667	571,429	500,000

No fractional shares of Common Stock will be issued in connection with the proposed Reverse Stock Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act. After the Reverse Stock Split, the Common Stock would continue to be reported on the OTCQB marketplace under the symbol “DDXS”.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The effect of the Reverse Stock Split upon the market prices for the Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the Common Stock after the Reverse Stock Split will be three, four, five, six, seven or eight times, as applicable, the price per share of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view a Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the Common Stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long term investors or that the liquidity of our Common Stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

Effective Date

If the proposed Reverse Stock Splits are approved at the Annual Meeting and the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective as of the filing (the “Effective Time”) of the applicable certificate of amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, all shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of Common Stock in accordance with the Reverse Stock Split ratio determined by the Board among the choices set forth in this Proposal 2. If the Board fails to implement any of the Reverse Stock Splits before the 2015 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Computershare, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected Reverse Stock Split ratio. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Cash Payment In Lieu of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Reverse Stock Split, the Company shall pay cash equal to such fraction multiplied by the average of the high and low bid prices of the Common Stock on the OTCQB marketplace during regular trading hours for the five trading days immediately preceding the Effective Time. As of March 28, 2014, there were approximately 296 stockholders of record of the Common Stock. Upon stockholder approval of this proposal, if the Board elects to implement the Reverse Stock Split at a reverse split ratio of 8:1, 7:1, 6:1, 5:1, 4:1 or 3:1, stockholders owning less than eight, seven, six, five, four or three shares, respectively, of Common Stock prior to the Reverse Stock Split would be eliminated. However, even if the Board selects the maximum reverse split ratio of 8:1, the Company does not expect that cashing out fractional stockholders would reduce the number of stockholders of record.

Discretionary Authority of the Board to Abandon Reverse Stock Split

The Board reserves the right to abandon the Reverse Stock Splits without further action by our stockholders at any time before the effectiveness of the certificate of amendment, even if the Reverse Stock Split has been authorized by our stockholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Material Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to Company stockholders of the Reverse Stock Split. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of the Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. The Company believes that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in the Company’s assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the Reverse Stock Split.

The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote will be required to approve the Reverse Stock Splits and the corresponding amendment to the Certificate of Incorporation to effect the Reverse Stock Split. As a result, abstentions and broker non-votes will have the same effect as “Against” votes.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2 to approve the series of proposed amendments to the Company’s Certificate of Incorporation that would effect a reverse stock split of all outstanding shares of the Company’s Common Stock and reduce the number of authorized shares of the Company’s Common Stock.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE 2012 EQUITY INCENTIVE AWARD PLAN

We are asking our stockholders to approve the amendment of our 2012 Equity Incentive Award Plan, (referred to in this Proxy Statement as the 2012 Plan) to add 4,000,000 shares of our Common Stock to our existing share reserve. As a pre-profit growth stage company, we must be able to grant meaningful equity compensation awards to our existing and future employees, or else we will need to use our limited cash resources to achieve the goals of our compensation philosophy, which are discussed in greater detail under “Discussion of Executive Compensation” above.

Our Board approved the proposed increase to the 2012 Plan in March 2014, on the unanimous recommendation of our compensation committee, subject to stockholder approval. If approved by our stockholders, the increase in the share reserve of the 2012 Plan will become effective as of the Annual Meeting date.

Approval of this Proposal requires the holders of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the Annual Meeting to vote “For” this Proposal 3. An abstention will have the same effect as a vote against this proposal.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 3 to amend the Company’s 2012 Plan to increase in the number of authorized shares reserved for issuance under the 2012 Plan by 4,000,000 shares.

Important Note

All of the share numbers used in this Proposal 3 do not reflect the proposed reverse stock split that is the subject of Proposal 2. If Proposal 2 is approved, and if the Board implements a reverse stock split, the absolute share numbers stated in this Proposal 3 will be adjusted to prevent diminution or enlargement of rights, as further described below and in the text of the 2012 Plan. Please also refer to the chart in Proposal 2 for additional information on how the 4,000,000 additional shares would be adjusted in connection with proposed reverse stock split.

Purpose of Equity Compensation at diaDexus

Like most life science companies, we aim to create compensation programs that will attract, retain and motivate employees who can help us advance our technology to improve the lives of patients who rely on our products and to provide a meaningful return to our stockholders. However, unlike many public life science companies, we are in pre-profit growth mode, so cash management is critical. We have to rely on equity compensation as a significant piece of the compensation package we offer employees, or else we have to consider using our limited cash to increase cash compensation. In addition, our stock price and trading volume reflects our status as a pre-profit growth mode company. So, while we are publicly traded, we still have had to think about compensation from the perspective held by private companies — including a reliance on stock options and the intrinsic and potential future value they represent. At the same time, our compensation committee is mindful of the need to balance the challenges of providing meaningful compensation opportunities to employees as a small life sciences company with the desire to effectively manage our stock plan share reserve to take into account the dilution concerns of our stockholders.

Notable Achievements Since our 2012 Plan was Adopted

Since we first adopted our 2012 Plan in May 2012, our hard working, talented and skilled employees have helped us achieve the following notable milestones:

•

Stock Price Performance: On the date our stockholders approved our 2012 Plan, our closing share price on the OTC Bulletin Board, or the OTCQB, was $0.36 per share. On December 31, 2012, our closing share price on the OTCQB was $0.35 per share. On December 31, 2013, our closing share price on the OTCQB was $0.90 per share.

•	GAAP Revenue: The Company achieved GAAP revenue in 2012 of $20.8 million and GAAP revenue in 2013 of $24.9 million, a 20% increase over 2012.

•	Gross Margins: The Company achieved gross margins of 70% in 2012 and 71% in 2013.

•

Expansion of Insurance Coverage: In 2012, the Company expanded third party insurance coverage from 122 million covered lives in 2011 to more than 156.6 million covered lives by the end of 2013. In 2013, the Company achieved an expansion of Medicare reimbursement coverage for PLAC Test ELISA Kit in the Texas and Mid-Atlantic regions.

•

European Launch. In 2012, the Company achieved CE certification and launch in Europe for our PLAC® Test for Lp-PLA2 Activity and fulfilled first orders and completed first shipments of the PLAC Test for Lp-PLA2 Activity.

•

Clinical Program: In 2013, the Company advanced its clinical program to support a potential 510(k) submission of the PLAC Test for Lp-PLA2 Activity, following successful pre-submission meetings with the FDA.

•

Funding for Growth: In October 2013, the Company successfully expanded its loan facility to $10 million, planning for long-term growth focused on potential PLAC Test for Lp-PLA2 Activity launch, pipeline development and product expansion.

•

Publications: In 2013, the Company was highlighted in a 6,500 patient Long-term Intervention with Pravastatin in Ischemic Disease (LIPID) sub-study publication in the Journal of the American Heart Association, which presented evidence that supports the elevation of Lp-PLA2 activity from a predictive bio-marker to a risk-factor.

•	Physician Exposure: In 2013, the Company sponsored over 310 physician educational roundtables in support of the PLAC Test.

Business Reasons to Increase Share Reserve

We achieved all of the milestones above with an employee team that averaged 52 employees in 2012 and 61 in 2013. Our employees have shown they are focused to work as a team to take actions that increase the long term value of our stockholders. In 2012, we granted stock options covering 2,669,190 shares of our Common Stock, and in 2013, we granted stock options covering 1,563,910 shares of our Common Stock, with 58% of this in 2012 and 57% of this in 2013 representing grants to newly hired employees. We believe that our employees appreciate the value of this equity compensation and the link between their actions and the long term value of our company. In addition, if we are to continue to grow our employee base to help take the Company through the line of profitability and into new product lines, we need to hire additional highly skilled employees in the very competitive Silicon Valley labor market. The best and brightest candidates expect meaningful equity compensation opportunities, and we rely on our 2012 Plan to provide those opportunities. We anticipate the potential to increase our headcount over the next two to four years at a rate at least equal to our growth over the past two years. With a currently available share reserve of just over 2 million shares, we would not be able to continue offering new hire equity grants at comparable levels to our past practice unless we are able to add additional shares to our share reserve.

In addition, most public companies make new grants to their entire team of executives, and many of their key employees, each year. In 2013, in an effort to make our existing share reserve last longer, our compensation committee made the responsible decision to rely on the intrinsic and future value of existing executive stock option grants and did not grant any new grants to our named executive officer team. Our compensation committee made a similar decision in 2012, and did not grant any new stock options to our named executive officers in 2012, other than our grant to Dr. Zychlinsky in August 2012 to reflect the increase in her role with us, and the new hire grant for Dr. Viret in February 2012. The time is coming to make additional grants to our existing, hard working employees, and our existing available share reserve will not permit us to do that at levels that will be meaningful to our current employees.

The following table provides certain additional information regarding our equity plan:

As of December 31, 2013
Total Stock Options Outstanding	9,705,084
Total Restricted Stock Unit Awards Outstanding	41,708
Total Common Stock Outstanding	54,751,685
Weighted-Average Exercise Price of Stock Options Outstanding	$0.50
Weighted-Average Remaining Duration of Stock Options Outstanding	7.92 years
Total Shares Available for Grant under the 2012 Plan	2,345,617
Closing Price of Common Stock	$0.90
FMV of Proposed Share Reserve Increase	$3,600,000

As shown in the table below (with information taken from our Form 10-Ks for the past three years), our one year gross burn rate – that is, total options and RSUs granted in 2013, divided by our total shares of Common Stock outstanding at the end of 2013 – was 2.93%. Our three year average gross burn rate for 2011-2013 is 5.3%. We have reduced our burn rate year over year, and our burn rate remains well below the average burn rate for pharmaceutical and biotechnology companies – even below the burn rate cap established for companies in this sector by a notable institutional investor advisory service. Our compensation committee works very hard to maintain responsible use of our 2012 Plan share reserve.

	Awards Granted	Outstanding at FYE	Gross Burn Rate
2011	4,330,347	53,067,057	8.16%
2012	2,669,190	53,890,314	4.95%
2013	1,605,618	54,751,685	2.93%
Three year average			5.35%

As of March 31, 2014, only 2,184,214 shares of Common Stock were available for future grants under the 2012 Plan. We have granted, on average, options covering 2.1 million shares per year over the past two years. We have been able to maintain that limited burn rate by limiting the size of new hire awards and by not providing annual refresh grants to our executives and to our broader employee base. If our shareholders do not approve this Proposal 3, we may need to consider using cash compensation to provide incentive opportunities to our employees, in lieu of providing reasonable equity compensation awards, especially if we need to hire additional, talented employees to allow us to continue to achieve milestones like those described above.

The material terms and provisions of the 2012 Plan are summarized below. This summary, however, does not purport to be a complete description of the 2012 Plan. The following summary of the 2012 Plan is qualified in its entirety by reference to the complete text of the 2012 Plan, a copy of which is included as an appendix to this Proxy Statement. Any stockholder that wishes to obtain a paper copy of the plan document may do so by written request to: Corporate Secretary, diaDexus, Inc., 349 Oyster Point Boulevard, South San Francisco, California 94080.

Description of General Plan Terms

Award Types. The 2012 Plan was originally approved by our Board in early 2012 and approved by stockholders in May 2012. The 2012 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights (“SARs”), performance awards, stock payments, deferred stock, deferred stock units, restricted stock units, and performance-based awards to eligible participants (collectively referred to in this Proxy Statement as equity awards).

Purpose. We adopted our 2012 Plan to help promote the success and enhance the value of the Company by providing a direct link between the interests of our employees and our stockholders. We believe that the 2012 Plan helps provide a flexible, cost-effective means to motivate, attract and retain the services of our employees, consultants and directors.

Administration. Our Board and our compensation committee share the authority to administer the 2012 Plan. The plan administrator has the authority to designate the persons to whom equity awards will be granted, determine the number of shares of Common Stock to be subject to each equity award, determine the time or times during the term of each equity award within which all or a portion of the award may be exercised, amend the 2012 Plan, and construe and interpret the terms of the 2012 Plan.

Our Board and compensation committee may delegate to a committee of one or more members of our Board or one or more officers of our Company the authority to grant or amend awards or to take certain other administrative actions. Any delegation of authority is only permitted to the extent it is permissible under Section 162(m) of the Code, applicable securities laws, applicable rules of a securities exchange or automated quotation system and other applicable law. The Board and our compensation committee, as applicable, may rescind delegated authority or appoint a new delegatee at any time.

Eligibility. As of January 1, 2014, the Company had 67 employees and 6 non-employee directors, all of whom were eligible to participate under the 2012 Plan. We may grant non-qualified stock options, restricted stock awards, restricted stock units and all other types of equity awards authorized under the 2012 Plan to our employees, directors and consultants of the Company and its affiliates. As provided in the U.S. federal income tax code, or the tax code, only employees of the Company and its subsidiaries are eligible to receive incentive stock options. Similarly, the tax code restricts our ability to grant incentive stock option to any person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation or parent corporation (referred to in this Proxy Statement as a “greater than 10% stockholder”). In addition, as provided in the tax code, to the extent that the aggregate fair market value, determined on the date of grant, of the shares of stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2012 Plan and any other plans of the Company and any subsidiary or parent corporation of the Company) exceed $100,000, the options will be treated as non-qualified stock options to the extent required by Section 422 of the Code.

Stock Subject to the 2012 Plan. As of March 31, 2014, 2,184,214 shares of Common Stock were available for future grants under the 2012 Plan. As of March 31, 2014, our closing share price on the OTCQB was $0.98 per share. Prior to this Proposal, the aggregate number of shares that may be issued under the 2012 Plan consisted of the sum of (i) the 3,000,000 shares our stockholders approved in May 2012, (ii) the 1,685,492 shares that remained available for new grants under our stock plans and non-plan award agreements that were outstanding, which, on approval of the 2012 Plan, ceased to be available under those prior plans and agreements (which we refer to as our prior plans) and (iii) up to 10,318,904 shares that were subject to awards outstanding under the prior plans as of March 31, 2012 that terminate, expire or lapse. As of March 31, 2014, of the 15,004,396 shares originally made subject to the reserve, 2,974,687 shares have been issued or otherwise failed to return to the 2012 Plan, such that only 12,029,709 shares of Common Stock are reserved and available for issuance under the 2012 Plan (including the 9,841,195 shares subject to outstanding awards). The shares of stock covered by the 2012 Plan may be authorized but unissued shares or shares purchased in the open market. Generally, shares subject to an award that terminates, expires or lapses for any reason are made available for issuance again under the 2012 Plan. Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award and shares that were subject to a stock-settled SAR that are not issued upon exercise of the SAR will not be available for issuance again under the 2012 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2012 Plan

Important Stock Award Limits. No more than 15,004,396 shares may be issued upon the exercise of incentive stock options. The maximum number of shares that may be subject to one or more awards granted to any one participant pursuant to the 2012 Plan during any calendar year is 2,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any award to any one participant under the 2012 Plan during any calendar year is $3,000,000.

Payments for Amounts Due. On the exercise or vesting of an award, the exercise or purchase price must be paid in full by: cash or check; tendering shares with a fair market value equal to the aggregate price due; engaging in a “same day sale” through a broker; or by tendering other property acceptable to the administrator. The administrator may permit award holders to pay any withholding obligations through withholding of shares otherwise issuable under an award.

Terms of Stock Options. Unless otherwise provided under the 2012 Plan, the exercise price per share subject to each option may not be less than 100% of the fair market value of a share on the date the option is granted. In the case of incentive stock options granted to a greater than 10% stockholder, such price may not be less than 110% of the fair market value of a share on the date the option is granted. The administrator will determine the vesting schedule applicable to option awards, which may be based on service and/or performance criteria. The administrator will determine the time period following a participant’s termination of service during which the participant has the right to exercise the vested options. The maximum term of a stock option is ten years, or five years in the case of an incentive stock option granted to a greater than 10% stockholder. A participant generally may not transfer a stock option other than by will, by the laws of descent and distribution, or, subject to the administrator’s consent, pursuant to a domestic relations order, unless and until an option has been exercised, or the shares underlying such option have been issued, and all applicable restrictions to such shares have lapsed.

Restricted Stock. A restricted stock award is the grant of shares at a price determined by the administrator (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator.

Terms of Stock Appreciation Rights. A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share on the date of exercise over (B) the fair market value of a share on the date of grant, multiplied by (ii) the aggregate number of shares subject to the SAR. Such payment will be in the form of cash, shares or a combination. The Administrator will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years.

Terms of Restricted Stock Units. RSUs may represent the right to receive a share of Common Stock at a date in the future, typically without payment by the participant. RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by the administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.

Terms of Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or shares) of dividends paid on shares. Dividend equivalents represent the value of the dividends per share paid by the company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares by such formula and at such time subject to such limitations as may be determined by the Administrator. Dividend equivalents cannot be granted with respect to options or SARs.

Terms of Stock Payments. Stock payments include payments in the form of a share of Common Stock, stock options or other rights to purchase shares made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the administrator and may be based upon performance criteria. Unless otherwise provided by the administrator, a holder of a stock payment shall have no rights as a stockholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the award have been issued.

Terms of Deferred Stock & Deferred Stock Units. Deferred stock and deferred stock units may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the administrator. Shares underlying these awards will not be issued until the award has vested under the schedule set by the administrator, and recipients generally will have no rights as a stockholder until the time the vesting conditions are satisfied and the stock underlying the award has been issued.

Terms of Performance Awards. Performance awards, including performance stock units, are denominated in shares, unit equivalent of shares and/or units of value, including dollar value of shares, and may be linked to any one or more performance criteria determined appropriate by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator. Our compensation committee may, but is not required to, grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the tax code to preserve the deductibility of these awards for federal income tax purposes. As necessary or desirable for compliance under Section 162(m), the administrator may reduce or eliminate (but not increase) the award.

Our stockholders approved the use of the following performance criteria for purposes of Section 162(m) at the time the 2012 Plan was adopted: net earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; costs; funds from operations; expenses; working capital; earnings per share; adjusted earnings per share; price per share of Common Stock; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; and economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Adjustments to Awards. If the Company implements a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) that affects the shares or price of shares of our commons stock (or other securities of the Company), then the administrator will make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under the 2012 Plan and any share limits under the 2012 Plan, (ii) the number and kind of shares of Common Stock or other securities or property subject to outstanding awards, (iii) the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing non-employee directors, (iv) the terms and conditions of any outstanding awards, and (v) the grant or exercise price per share for any outstanding awards under the 2012 Plan.

Change in Control. Unless otherwise provided in a written agreement between the Company or an affiliate and a participant, or unless otherwise expressly provided by our Board at the time of grant of an equity award, in the event of significant corporate transactions, outstanding equity awards under the 2012 Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or successor corporation in a change in control refuses to assume an award held by a participant who has not suffered a termination of service prior to a change in control, or to substitute an equivalent award for such a participant, the administrator will cause such awards to become fully vested and exercisable, and all unvested forfeiture restrictions on such awards to lapse, prior to the consummation of such transaction. Unless otherwise provided by the administrator, any awards that remain unexercised at the closing of the change in control that are not assumed by the surviving or successor corporation will terminate upon the change in control.

Duration, Termination and Amendment. The Administrator, subject to approval of the Board, may terminate, amend or modify the 2012 Plan at any time; provided, however, that stockholder approval will be obtained (i) for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule or (ii) to increase the number of shares of Common Stock available under the 2012 Plan. The Administrator may amend any option or stock appreciation right to reduce the per share exercise price of the shares subject to the option and may grant other awards or a cash payment in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and the Company with respect to participation in the 2012 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.

The excess, if any, of the fair market value of the incentive stock option shares on the date of exercise over the exercise price is an adjustment to income for purposes of the alternative minimum tax. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (referred to in this Proxy Statement as a qualifying disposition) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (referred to in this Proxy Statement as a disqualifying disposition), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally the Company will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Non-Statutory Stock Options. No taxable income is recognized by a participant upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, the Company will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant. The Company will be required to satisfy certain tax withholding requirements applicable to such income.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

Restricted Stock Awards. Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. The Company will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by the Company in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The participant and the Company will be required to satisfy certain tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards. No taxable income is recognized upon receipt of a restricted stock unit award. The participant will generally recognize ordinary income in the year in which the shares subject to that unit are actually vested and issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and the Company will be required to satisfy certain tax withholding requirements applicable to such income. The Company will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Dividend Equivalents. The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments. If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Deferred Stock. The grantee generally will not have taxable income upon the issuance of the deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Deferred Stock Units. The grantee generally will not realize taxable income at the time of the grant of the deferred stock units, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. Deferred stock units may be subject to Section 409A of the Code, and the failure of any award of deferred stock units that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Potential Limitation on Deductions. Section 162(m) of the Code generally denies a deduction to a publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Below is a summary of the material conditions under which certain equity awards qualify as performance-based compensation that is exempt from the $1,000,000 deduction limitation in accordance with Section 162(m) of the Code:

•

Stock Options and Stock Appreciation Rights. Compensation paid to covered employees that is attributable to stock options and stock appreciation rights may qualify as performance-based compensation if (i) such awards are granted by a compensation committee or committee of our Board comprised solely of “outside directors,” (ii) the 2012 Plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by our stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

•

Restricted Stock Awards, Restricted Stock Unit Awards, Performance Equity Awards and Performance Cash Awards. Compensation paid to covered employees that is attributable to restricted stock awards, restricted stock unit awards, performance equity awards, and performance cash awards may qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the grant or vesting of the award that the performance goal has been satisfied, and (iv) stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Historical Grant Information

No awards have been granted or promised with respect to the additional 4,000,000 shares requested. Awards under our 2012 Plan are made at the discretion of the administrator of the 2012 Plan and are therefore not determinable at this time. The following tables set forth detailed information about our historical equity compensation practices.

Awards Granted to Certain Individuals and Groups under the 2012 Plan

The following table shows, for each of the named executive officers and the various groups indicated, the number of stock options and restricted stock units granted under the 2012 Plan during fiscal 2013:

Name	Number of Restricted Stock Units Granted	Number of Stock Options Granted
Brian Ward	—	—
President and Chief Executive Officer
Jean- Frédéric Viret,	—	—
Chief Financial Officer
Michael Richey	—	—
Chief Business Officer
Emily Zychlinsky	—	—
Chief Technology Officer
All directors, excluding named executive officers, as a group (6 persons as of December 31, 2013)	41,708	385,000
All employees, excluding named executive officers, as a group (62 persons as of December 31, 2013)	—	1,178,910
All consultants, as a group (0 person as of December 31, 2013)	—	—

For informational purposes, the aggregate numbers of shares subject to grants made under the 2012 Plan since its adoption through March 18, 2014 to Dr. Ward, Dr. Viret, Mr. Richey, Dr. Zychlinsky, all non-executive officer directors as a group, all employees (excluding executive officers) as a group, and all consultants as a group were 0; 0; 0; 580,000; 756,708; 1,986,100; and 20,000, respectively.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has engaged PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and is seeking ratification of the engagement by our stockholders at the Annual Meeting. PwC has audited our financial statements since the fiscal year ended December 31, 2004. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the audit committee is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered by PwC for the fiscal years ended December 31, 2013 and 2012 are set forth below. The aggregate fees included in the Audit Fees category are fees billed for each of these fiscal years for the audit of our annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services provided in connection with statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed for each of these fiscal years for the purposes described below.

Aggregate fees incurred by PwC for professional services rendered to the Company from January 1, 2012 through December 31, 2013:

	Fiscal Year 2013	Fiscal Year 2012
Audit Fees	$587,203	$559,200
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3,500	3,500

Total	$590,703	$562,700

Audit Fees for the fiscal years ended December 31, 2013 and 2012 were for professional services rendered for the audits of the annual financial statements of the Company included in the Company’s Form 10-K and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

There were no fees for services rendered by PwC that fall into the classification of Audit-Related Fees for the fiscal years ended December 31, 2013 or 2012.

There were no fees for services rendered by PwC that fall into the classification of Tax Fees for the fiscal years ended December 31, 2013 and 2012.

All Other Fees for the fiscal years ended December 31, 2013 and 2012 included license fees for accounting and financial reporting literature databases.

Policy on Audit Committee Preapproval of Audit and Permissible Non-audit Services of the Independent Registered Public Accounting Firm

As specified in the audit committee charter, the audit committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the receipt of such services. The audit committee charter is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Audit Committee Charter.” The audit committee considered whether the non-audit services rendered by PwC were compatible with maintaining PwC’s independence under applicable SEC rules.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 4 to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of diaDexus, Inc. for the fiscal year ending December 31, 2014.

AUDIT COMMITTEE REPORT*

The primary purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of the financial statements of the Company. The audit committee’s functions are more fully described in its charter, which is posted on our website at http://www.diadexus.com under the headings “Investors — Corporate Governance — Audit Committee Charter.” Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2013.

The audit committee has discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee discussed with PwC its independence, and received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. Finally, the audit committee discussed with PwC, with and without management present, the scope and results of PwC’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The audit committee also has engaged PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and is seeking ratification of such selection by the stockholders.

Audit Committee:

Andrew Galligan, Chairman

James P. Panek

Charles W. Patrick

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language included in such filing.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

In accordance with SEC Rule 14a-8, in order for stockholder proposals intended to be presented at the 2015 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement and the form of proxy for such meeting, they must be received by us at our executive offices in South San Francisco, California, before December 17, 2014. For stockholder proposals intended to be presented at the 2015 Annual Meeting of Stockholders but not intended to be included in our proxy statement and the form of proxy for such meeting, they must be received by us at our executive offices in South San Francisco, California, between January 29, 2014 and February 28, 2015. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals. The Board has not determined the date of the 2015 Annual Meeting of Stockholders, but does not currently anticipate that the date will be changed by more than 30 calendar days from the date of this year’s Annual Meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 11, 2014, which includes certain financial information about the Company, is being provided with this Proxy Statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained without charge by directing written requests to: diaDexus, Inc., Attention: Jean-Frédéric Viret, Chief Financial Officer, 349 Oyster Point Boulevard, South San Francisco, CA 94080. Copies of exhibits filed with and documents incorporated by reference in the Annual Report on Form 10-K will be furnished to stockholders upon written request and payment of the Company’s reasonable expense in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, http://www.sec.gov, or at http://investors.diadexus.com/annuals.cfm.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Unless contrary instructions are received, the SEC allows us to send a single copy of the Notice of Internet Availability of Proxy Materials and other Annual Meeting materials to any household at which two or more stockholders reside if we reasonably believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card, if you request one or we choose to send one. This process is known as “householding” and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

If you received only a single Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials and would like to receive a separate Notice or set of materials, follow the instructions described below and we will deliver another Notice or set of materials, as applicable, to you promptly. Similarly, if you share an address with another stockholder(s) and you would like to receive only a single Notice or set of materials in the future, follow the instructions below:

1. If your shares are registered in your own name, please contact our transfer agent by writing to them at Computershare, P.O. Box 30170, College Station, TX 77842-3170, except for overnight correspondence, which should be sent to: Computershare, 211 Quality Circle, Suite 201, College Station, TX 77845, Toll Free Number (800) 851-9677, Outside the U.S. (201) 680-6578, Hearing Impaired (800) 490-1493, TDD International Shareholders (781) 575-4592, Internet address: https://www.computershare.com/investor.

2. If a bank, broker or other nominee holds your shares in “street name,” please contact your bank, broker or other nominee directly.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies to vote the shares represented by all valid proxies in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors.

    /s/ Brian E. Ward, Ph.D.

Brian E. Ward, Ph.D.

President & Chief Executive Officer

South San Francisco, California

April     , 2014

Appendix A-1

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

DIADEXUS, INC.

DIADEXUS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is diaDexus, Inc. The Corporation was originally incorporated under the name “Genevax, Inc.” and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27, 1995.

SECOND: The Corporation filed a Restated Certificate of Incorporation on November 10, 2010, a Change of Registered Agent and Registered Office on January 21, 2011 and a Certificate of Amendment to the Restated Certificate of Incorporation on July 14, 2011 (collectively, the “Restated Certificate of Incorporation”).

THIRD: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: Article 4 of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“ARTICLE 4

CAPITAL STOCK

4.1 The total number of shares of stock that the corporation is authorized to issue is 70,000,000, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the board of directors.

4.2 Shares of stock within the class of either common or preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Restated Certificate of Incorporation. The corporation’s classes or series of stock may have such voting powers, full or limited, or no voting powers; such designations, preferences and relative, participating, optional or other special rights; and such qualifications, limitations or restrictions on the same, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.3 Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon “facts” (within the meaning of Section 151(a) of the Delaware General Corporation Law, as the same may be amended from time to time) ascertainable outside of the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided, that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.4 The preferred stock may be made subject to redemption by the corporation at such price, in such amount, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Preferred stock in any event may be repurchased by the corporation to the extent legally permissible.

4.5 The holders of preferred stock shall be entitled to receive dividends at such rates, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Such dividends shall be payable in preference or such other relation to the dividends payable on any other class or series of stock as shall be so stated and expressed. If such dividends on preferred stock are cumulative, then, if dividends shall not have been paid, the deficiency shall be fully paid or provided for as required by the terms under which the series was issued prior to payment of any dividend on common stock.

4.6 Holders of preferred stock shall be entitled to such rights upon dissolution, or upon any distribution of the assets, of the corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.7 Stock of any class or series may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at the option of either the holder or the corporation or upon the happening of a specified event, at such price or prices or at such rate or rates or exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.

4.8 Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each three (3) shares of Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the OTC Bulletin Board on the last business day before the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

FIFTH: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this      day of , 2014.

diaDexus, Inc.

By:
Brian E. Ward, President and Chief Executive Officer

Appendix A-2

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

DIADEXUS, INC.

DIADEXUS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is diaDexus, Inc. The Corporation was originally incorporated under the name “Genevax, Inc.” and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27, 1995.

SECOND: The Corporation filed a Restated Certificate of Incorporation on November 10, 2010, a Change of Registered Agent and Registered Office on January 21, 2011 and a Certificate of Amendment to the Restated Certificate of Incorporation on July 14, 2011 (collectively, the “Restated Certificate of Incorporation”).

THIRD: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: Article 4 of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“ARTICLE 4

CAPITAL STOCK

4.1 The total number of shares of stock that the corporation is authorized to issue is 70,000,000, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the board of directors.

4.2 Shares of stock within the class of either common or preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Restated Certificate of Incorporation. The corporation’s classes or series of stock may have such voting powers, full or limited, or no voting powers; such designations, preferences and relative, participating, optional or other special rights; and such qualifications, limitations or restrictions on the same, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.3 Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon “facts” (within the meaning of Section 151(a) of the Delaware General Corporation Law, as the same may be amended from time to time) ascertainable outside of the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided, that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.4 The preferred stock may be made subject to redemption by the corporation at such price, in such amount, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Preferred stock in any event may be repurchased by the corporation to the extent legally permissible.

4.5 The holders of preferred stock shall be entitled to receive dividends at such rates, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Such dividends shall be payable in preference or such other relation to the dividends payable on any other class or series of stock as shall be so stated and expressed. If such dividends on preferred stock are cumulative, then, if dividends shall not have been paid, the deficiency shall be fully paid or provided for as required by the terms under which the series was issued prior to payment of any dividend on common stock.

4.6 Holders of preferred stock shall be entitled to such rights upon dissolution, or upon any distribution of the assets, of the corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.7 Stock of any class or series may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at the option of either the holder or the corporation or upon the happening of a specified event, at such price or prices or at such rate or rates or exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.

4.8 Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each four (4) shares of Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the OTC Bulletin Board on the last business day before the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

FIFTH: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this      day of , 2014.

diaDexus, Inc.

By:
Brian E. Ward, President and Chief Executive Officer

Appendix A-3

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

DIADEXUS, INC.

DIADEXUS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is diaDexus, Inc. The Corporation was originally incorporated under the name “Genevax, Inc.” and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27, 1995.

SECOND: The Corporation filed a Restated Certificate of Incorporation on November 10, 2010, a Change of Registered Agent and Registered Office on January 21, 2011 and a Certificate of Amendment to the Restated Certificate of Incorporation on July 14, 2011 (collectively, the “Restated Certificate of Incorporation”).

THIRD: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: Article 4 of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“ARTICLE 4

CAPITAL STOCK

4.1 The total number of shares of stock that the corporation is authorized to issue is 70,000,000, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the board of directors.

4.2 Shares of stock within the class of either common or preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Restated Certificate of Incorporation. The corporation’s classes or series of stock may have such voting powers, full or limited, or no voting powers; such designations, preferences and relative, participating, optional or other special rights; and such qualifications, limitations or restrictions on the same, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.3 Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon “facts” (within the meaning of Section 151(a) of the Delaware General Corporation Law, as the same may be amended from time to time) ascertainable outside of the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided, that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.4 The preferred stock may be made subject to redemption by the corporation at such price, in such amount, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Preferred stock in any event may be repurchased by the corporation to the extent legally permissible.

4.5 The holders of preferred stock shall be entitled to receive dividends at such rates, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Such dividends shall be payable in preference or such other relation to the dividends payable on any other class or series of stock as shall be so stated and expressed. If such dividends on preferred stock are cumulative, then, if dividends shall not have been paid, the deficiency shall be fully paid or provided for as required by the terms under which the series was issued prior to payment of any dividend on common stock.

4.6 Holders of preferred stock shall be entitled to such rights upon dissolution, or upon any distribution of the assets, of the corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.7 Stock of any class or series may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at the option of either the holder or the corporation or upon the happening of a specified event, at such price or prices or at such rate or rates or exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.

4.8 Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each five (5) shares of Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the OTC Bulletin Board on the last business day before the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

FIFTH: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this      day of , 2014.

diaDexus, Inc.

By:
Brian E. Ward, President and Chief Executive Officer

Appendix A-4

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

DIADEXUS, INC.

DIADEXUS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is diaDexus, Inc. The Corporation was originally incorporated under the name “Genevax, Inc.” and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27, 1995.

SECOND: The Corporation filed a Restated Certificate of Incorporation on November 10, 2010, a Change of Registered Agent and Registered Office on January 21, 2011 and a Certificate of Amendment to the Restated Certificate of Incorporation on July 14, 2011 (collectively, the “Restated Certificate of Incorporation”).

THIRD: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: Article 4 of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“ARTICLE 4

CAPITAL STOCK

4.1 The total number of shares of stock that the corporation is authorized to issue is 70,000,000, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the board of directors.

4.2 Shares of stock within the class of either common or preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Restated Certificate of Incorporation. The corporation’s classes or series of stock may have such voting powers, full or limited, or no voting powers; such designations, preferences and relative, participating, optional or other special rights; and such qualifications, limitations or restrictions on the same, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.3 Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon “facts” (within the meaning of Section 151(a) of the Delaware General Corporation Law, as the same may be amended from time to time) ascertainable outside of the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided, that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.4 The preferred stock may be made subject to redemption by the corporation at such price, in such amount, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Preferred stock in any event may be repurchased by the corporation to the extent legally permissible.

4.5 The holders of preferred stock shall be entitled to receive dividends at such rates, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Such dividends shall be payable in preference or such other relation to the dividends payable on any other class or series of stock as shall be so stated and expressed. If such dividends on preferred stock are cumulative, then, if dividends shall not have been paid, the deficiency shall be fully paid or provided for as required by the terms under which the series was issued prior to payment of any dividend on common stock.

4.6 Holders of preferred stock shall be entitled to such rights upon dissolution, or upon any distribution of the assets, of the corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.7 Stock of any class or series may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at the option of either the holder or the corporation or upon the happening of a specified event, at such price or prices or at such rate or rates or exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.

4.8 Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each six (6) shares of Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the OTC Bulletin Board on the last business day before the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

FIFTH: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this      day of , 2014.

diaDexus, Inc.

By:
Brian E. Ward, President and Chief Executive Officer

Appendix A-5

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

DIADEXUS, INC.

DIADEXUS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is diaDexus, Inc. The Corporation was originally incorporated under the name “Genevax, Inc.” and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27, 1995.

SECOND: The Corporation filed a Restated Certificate of Incorporation on November 10, 2010, a Change of Registered Agent and Registered Office on January 21, 2011 and a Certificate of Amendment to the Restated Certificate of Incorporation on July 14, 2011 (collectively, the “Restated Certificate of Incorporation”).

THIRD: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: Article 4 of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“ARTICLE 4

CAPITAL STOCK

4.1 The total number of shares of stock that the corporation is authorized to issue is 70,000,000, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the board of directors.

4.2 Shares of stock within the class of either common or preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Restated Certificate of Incorporation. The corporation’s classes or series of stock may have such voting powers, full or limited, or no voting powers; such designations, preferences and relative, participating, optional or other special rights; and such qualifications, limitations or restrictions on the same, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.3 Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon “facts” (within the meaning of Section 151(a) of the Delaware General Corporation Law, as the same may be amended from time to time) ascertainable outside of the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided, that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.4 The preferred stock may be made subject to redemption by the corporation at such price, in such amount, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Preferred stock in any event may be repurchased by the corporation to the extent legally permissible.

4.5 The holders of preferred stock shall be entitled to receive dividends at such rates, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Such dividends shall be payable in preference or such other relation to the dividends payable on any other class or series of stock as shall be so stated and expressed. If such dividends on preferred stock are cumulative, then, if dividends shall not have been paid, the deficiency shall be fully paid or provided for as required by the terms under which the series was issued prior to payment of any dividend on common stock.

4.6 Holders of preferred stock shall be entitled to such rights upon dissolution, or upon any distribution of the assets, of the corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.7 Stock of any class or series may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at the option of either the holder or the corporation or upon the happening of a specified event, at such price or prices or at such rate or rates or exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.

4.8 Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each seven (7) shares of Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the OTC Bulletin Board on the last business day before the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

FIFTH: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this      day of , 2014.

diaDexus, Inc.

By:
Brian E. Ward, President and Chief Executive Officer

Appendix A-6

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

DIADEXUS, INC.

DIADEXUS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is diaDexus, Inc. The Corporation was originally incorporated under the name “Genevax, Inc.” and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27, 1995.

SECOND: The Corporation filed a Restated Certificate of Incorporation on November 10, 2010, a Change of Registered Agent and Registered Office on January 21, 2011 and a Certificate of Amendment to the Restated Certificate of Incorporation on July 14, 2011 (collectively, the “Restated Certificate of Incorporation”).

THIRD: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: Article 4 of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“ARTICLE 4

CAPITAL STOCK

4.1 The total number of shares of stock that the corporation is authorized to issue is 70,000,000, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the board of directors.

4.2 Shares of stock within the class of either common or preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Restated Certificate of Incorporation. The corporation’s classes or series of stock may have such voting powers, full or limited, or no voting powers; such designations, preferences and relative, participating, optional or other special rights; and such qualifications, limitations or restrictions on the same, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.3 Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon “facts” (within the meaning of Section 151(a) of the Delaware General Corporation Law, as the same may be amended from time to time) ascertainable outside of the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided, that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.4 The preferred stock may be made subject to redemption by the corporation at such price, in such amount, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Preferred stock in any event may be repurchased by the corporation to the extent legally permissible.

4.5 The holders of preferred stock shall be entitled to receive dividends at such rates, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Such dividends shall be payable in preference or such other relation to the dividends payable on any other class or series of stock as shall be so stated and expressed. If such dividends on preferred stock are cumulative, then, if dividends shall not have been paid, the deficiency shall be fully paid or provided for as required by the terms under which the series was issued prior to payment of any dividend on common stock.

4.6 Holders of preferred stock shall be entitled to such rights upon dissolution, or upon any distribution of the assets, of the corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

4.7 Stock of any class or series may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at the option of either the holder or the corporation or upon the happening of a specified event, at such price or prices or at such rate or rates or exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.

4.8 Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each eight (8) shares of Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the OTC Bulletin Board on the last business day before the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

FIFTH: This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this day      of , 2014.

diaDexus, Inc.

By:
Brian E. Ward, President and Chief Executive Officer

diaDexus, Inc.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 28, 2014.

Vote by Internet • Go to www.investorvote.com/DDXS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Board of Directors recommends a vote “FOR” each nominee for election as director in Proposal 1, and “FOR” Proposals 2, 3 and 4. This Proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the recommendations of the Board of Directors.
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1.	Election of Directors:
	Nominees	For	Withhold				For	Withhold		For	Withhold

	01 - Karen Drexler	☐	☐	02 - Andrew Galligan			☐	☐	03 - Adeoye Y. Olukotun	☐	☐

	04 -James P. Panek	☐	☐	05 - Charles W. Patrick			☐	☐	06 - Lori F. Rafield	☐	☐

	07 - Brian E. Ward	☐	☐

				For	Against	Abstain				For	Against	Abstain

2.	To approve a reverse stock split in the range of 1 for 3 to 1 for 8, to be determined by the board of directors in its sole discretion, and a reduction in the number of authorized shares of the Company’s common stock from 100,000,000 shares to 50,000,000 shares.			☐	☐	☐	4.	To ratify the appointment of PricewaterhouseCoopers LLP as diaDexus, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2014.		☐	☐	☐

3.	To approve an amendment to the Company’s 2012 Equity Incentive Award Plan to increase the number of shares reserved for issuance thereunder by 4,000,000 shares, prior to giving effect to any reverse stock split.			☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting To Be Held on May 29, 2014:

The Proxy Statement and Annual Report for the year ended December 31, 2013 are available at

http://investors.diadexus.com/annuals.cfm.

Please review the Proxy Statement and vote today

by completing, signing, dating and returning the below proxy card in the postage-paid envelope provided, or mail it to:

diaDexus, Inc., Proxy Services

C/O Computershare Investor Services

PO Box 43101

Providence, RI 02940-5067

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — diaDexus, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF

DIADEXUS, INC.

2014 Annual Meeting of Stockholders — May 29, 2014

The undersigned hereby appoints Brian E. Ward and Jean- Frédéric Viret, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of diaDexus, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2014 Annual Meeting of Stockholders of diaDexus, Inc. to be held on May 29, 2014 at 1:00 p.m. local time at 349 Oyster Point Boulevard, South San Francisco, CA 94080, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

(Continued and to be marked, dated and signed, on the other side)